UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant	☑
Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-11(c) of §240.14a-12

LIMONEIRA COMPANY

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Stockholders

February 20, 2017

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders, which will be held on Tuesday, March 28, 2017 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060.

Enclosed please find our proxy statement, a proxy card and our annual report. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares.

Your vote is very important to us. We encourage you to promptly vote your shares by telephone, internet or by completing, signing, dating and returning the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Annual Meeting. This will help us ensure that your vote is represented at the Annual Meeting. Submitting a proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted, if, for any reason, you are unable to attend.

On behalf of the Board of Directors and the management of Limoneira Company, I extend our appreciation for your investment in Limoneira Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Gordon E. Kimball
Chairman of the Board of Directors

LIMONEIRA COMPANY
February 20, 2017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, March 28, 2017

Limoneira Company’s 2017 Annual Meeting of Stockholders will be held on Tuesday, March 28, 2017 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060, for the following purposes:

•	to elect three (3) directors to the Board of Directors, each to serve for a three-year term (“Proposal 1”);
•	to vote on a proposal to ratify the selection of Ernst & Young, LLP to serve as the independent auditor for Limoneira Company for the fiscal year ending October 31, 2017 (“Proposal 2”);
•	to hold an advisory vote to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement (“Proposal 3”);
•	to hold an advisory vote on whether the stockholder vote to approve the compensation of the Named Executive Officers should occur every one, two or three years (“Proposal 4”);
•	to approve amendments to the Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan (the “Amended and Restated Plan”) and the material performance goals under the Amended and Restated Plan, as may be amended, for purposes of complying with the requirements of Internal Revenue Code Section 162(m) (“Proposal 5”);
•	to vote on a proposal to approve an amendment to the Restated Certificate of Incorporation, as amended, of Limoneira Company to increase the number of authorized shares of common stock from 19,900,000 to 39,000,000 (“Proposal 6”);
•	to vote on a proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, in the Board’s sole discretion, to permit the solicitation of additional proxies (“Proposal 7”); and
•	to transact such other business as may properly come before the meeting

These matters are more fully described in the enclosed proxy statement. The Board of Directors recommends that you vote FOR ALL the director nominees, FOR the ratification of the independent auditor, FOR the approval of the compensation of the Named Executive Officers, FOR submitting the advisory stockholder vote on the compensation of Named Executive Officers to the stockholders of the Company every ONE YEAR, FOR the amendments to the Amended and Restated Plan and the approval of the material performance goals under the Amended and Restated Plan, as may be amended, for purposes of complying with the requirements of Internal Revenue Code Section 162(m), FOR the approval to increase the number of authorized shares of common stock and FOR the approval of adjournment of the Annual Meeting, if necessary or appropriate.

Stockholders of record at the close of business on February 10, 2017 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 1141 Cummings Road, Santa Paula, California 93060. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to stockholders on or about February 20, 2017.

To be sure that your shares are properly represented at the meeting, whether or not you attend, please promptly vote your shares either by telephone, online or by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 11:59 p.m. Pacific Time, on March 24, 2017.

You will be required to bring certain documents with you to be admitted to the Annual Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual Meeting to ensure that you comply with these requirements.

By order of the Board of Directors.

Sincerely,

Joseph D. Rumley,
Chief Financial Officer, Treasurer and Corporate Secretary

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1
PURPOSE OF MEETING	1
ATTENDING AND VOTING AT THE ANNUAL MEETING	2
APPOINTMENT OF PROXY	4
APPROVAL OF PROPOSALS AND SOLICITATION	6
PROPOSAL 1: ELECTION OF DIRECTORS	9
DIRECTOR COMPENSATION	13
CORPORATE GOVERNANCE	14
BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES	18
COMPENSATION DISCUSSION AND ANALYSIS	21
COMPENSATION COMMITTEE REPORT	32
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR	33
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	35
PROPOSAL 4: FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION	37
PROPOSAL 5: APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED PLAN AND THE MATERIAL PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED PLAN, FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF INTERNAL REVENUE CODE SECTION 162(M)	38
PROPOSAL 6: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	43
PROPOSAL 7: ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT THE SOLICITATION OF ADDITIONAL PROXIES	46
AUDIT & FINANCE COMMITTEE REPORT	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	48
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	50
STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS	50
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS	50
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	50
OTHER MATTERS	50
EXHIBT A — LIMONEIRA COMPANY AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN	A-1

Except where the context indicates otherwise, “the Company,” “we,” “us” and “our” refer to Limoneira Company and its wholly owned subsidiaries. References to “stockholders” refer to stockholders of Limoneira Company.

i

LIMONEIRA COMPANY
1141 Cummings Road
Santa Paula, California 93060

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Limoneira Company, a Delaware corporation, for the 2017 Annual Meeting of Stockholders, to be held on Tuesday, March 28, 2017 at 10:00 a.m., Pacific Time, at the Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, California 93060 and for any adjournments or postponements of the 2017 Annual Meeting of Stockholders. We refer to the 2017 Annual Meeting of Stockholders as the Annual Meeting. The notice of Annual Meeting, proxy statement and proxy are first being mailed or provided to stockholders on or about February 20, 2017.

PURPOSE OF MEETING

As described in more detail in this proxy statement, the Annual Meeting is being held for the following purposes:

•	to elect three (3) directors to the Board of Directors, each to serve for a three-year term (Proposal 1);
•	to vote on a proposal to ratify the selection of Ernst & Young, LLP to serve as the independent auditor for the Company for the fiscal year ending October 31, 2017 (Proposal 2);
•	to hold an advisory vote to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement (Proposal 3);
•	to hold an advisory vote on whether the stockholder vote to approve the compensation of the Named Executive Officers should occur every one, two or three years (Proposal 4);
•	to vote on a proposal to approve amendments to the Amended and Restated Plan and the material performance goals under the Amended and Restated Plan, for purposes of complying with the requirements of Internal Revenue Code Section 162(m) (Proposal 5);
•	to vote on a proposal to approve an amendment to the Restated Certificate of Incorporation, as amended, of Limoneira Company (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 19,900,000 to 39,000,000 (Proposal 6);
•	to vote on a proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, in the Board’s sole discretion, to permit the solicitation of additional proxies (Proposal 7); and
•	to transact such other business as may properly come before the meeting.

ATTENDING AND VOTING AT THE ANNUAL MEETING

Computershare Trust Company, N.A. (“Computershare”) has been selected as our inspector of election. As part of its responsibilities, Computershare is required to independently verify that you are a stockholder of the Company eligible to attend the Annual Meeting and to determine whether you may vote in person at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.

Check-in Procedure for Attending the Annual Meeting

Stockholders of Record.  The documents that you will need to provide to be admitted to the Annual Meeting depend on whether you are a stockholder of record or you represent a stockholder of record.

•	Individuals. If you are a stockholder of record holding shares in your own name, you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport). Trustees who are individuals and named as stockholders of record are in this category.
•	Individuals Representing a Stockholder of Record. If you attend on behalf of a stockholder of record, whether such stockholder is an individual, corporation, trust or partnership:
•	you must bring to the Annual Meeting a form of government-issued photo identification (e.g., a driver’s license or passport); AND
•	either:
•	you must bring to the Annual Meeting a letter from that stockholder of record authorizing you to attend the Annual Meeting on their behalf; OR
•	we must have received by 11:59 p.m., Pacific Time, on March 24, 2017 a duly executed proxy from the stockholder of record appointing you as proxy.

Beneficial Owners.  If your shares are held by a bank or broker (often referred to as “holding in street name”) you should go to the “Beneficial Owners” check-in area at the Annual Meeting. Because you hold your shares in street name, your name does not appear on the share register of the Company. The documents that you will need to provide to be admitted to the Annual Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.

•	Individuals. If you are a beneficial owner, you must bring to the Annual Meeting:
•	a form of government-issued photo identification (e.g., a driver’s license or passport); AND
•	either:
•	a legal proxy that you have obtained from your bank or broker; OR
•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own shares of the Company.
•	Individuals Representing a Beneficial Owner. If you attend on behalf of a beneficial owner, you must bring to the Annual Meeting:
•	a letter from the beneficial owner authorizing you to represent such beneficial owner’s shares at the Annual Meeting; AND
•	the identification and documentation specified above for individual beneficial owners.

Voting in Person at the Annual Meeting

Stockholders of Record.  Stockholders of record may vote their shares in person at the Annual Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual Meeting to vote in person. To receive ballots, you must bring with you the documents described below:

•	Individuals. You will receive ballots at the check-in table when you present your identification. If you have already voted by proxy and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy will be automatically revoked.
•	Individuals Voting on Behalf of Another Individual. If you will vote on behalf of another individual who is a stockholder of record, we must have received by 11:59 p.m., Pacific Time, on March 24, 2017 a duly executed proxy card from such individual stockholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.
•	Individuals Voting on Behalf of a Legal Entity. If you represent a stockholder of record that is a legal entity, you may vote that legal entity’s shares if it authorizes you to do so. The documents you must provide to receive ballots at the check-in table depend on whether you are representing a corporation, trust, partnership or other legal entity.
•	If you represent a corporation:
•	you must bring to the Annual Meeting a letter or other document from the corporation, on the corporation’s letterhead and signed by an officer of the corporation, that authorizes you to vote the corporation’s shares on its behalf; OR
•	we must have received by 11:59 p.m., Pacific Time, on March 24, 2017 a duly executed proxy card from the corporation appointing you as its proxy.
•	If you represent a trust, partnership or other legal entity, we must have received by 11:59 p.m., Pacific Time, on March 24, 2017 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity other than a corporation.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Because your name does not appear on the share register of the Company, you will not be able to vote in person at the Annual Meeting unless you request a legal proxy from your bank or broker and bring it with you to the Annual Meeting.

•	Individuals. As an individual, the legal proxy will have your name on it. You must present the legal proxy at check-in to the inspector of election at the Annual Meeting to receive your ballots.
•	Individuals Voting on Behalf of a Beneficial Owner. Because the legal proxy will not have your name on it, to receive your ballots, you must bring to the Annual Meeting a letter from the person or entity named on the legal proxy that authorizes you to vote its shares at the Annual Meeting.

APPOINTMENT OF PROXY

Stockholders of Record.  We encourage you to appoint a proxy to vote on your behalf by promptly submitting a proxy by telephone, internet or the enclosed card, which is solicited by the Board of Directors, which we refer to as the Board or our Board. The persons named in the proxy have been designated as proxies by our Board. The designated proxies are officers of the Company. They will vote as directed by the completed proxy.

There are three ways to vote by proxy:

•	By Mail — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing; c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•	By Telephone — 1-800-652-8683
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., PACIFIC TIME, ON MARCH 24, 2017. Have your proxy card in hand when you call and then follow the instructions.
•	By the Internet — www.investorvote.com/LMNR
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., PACIFIC TIME, ON MARCH 24, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

If you received a proxy card in the mail but choose to vote by telephone or internet, you do not need to return your proxy card.

When properly completed a proxy will ensure that your shares are voted as you direct. To ensure that your vote is represented at the Annual Meeting, we strongly encourage you to complete a proxy regardless of whether you will attend the Annual Meeting.

YOU MAY VOTE BY PHONE OR INTERNET UNTIL 11:59 P.M., PACIFIC TIME, ON MARCH 24, 2017, OR BROADRIDGE FINANCIAL SOLUTIONS, INC. MUST RECEIVE YOUR PAPER PROXY CARD NO LATER THAN 11:59 P.M., PACIFIC TIME, ON MARCH 24, 2017. IF WE DO NOT RECEIVE YOUR PROXY BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.

Stockholders of record may appoint another person to attend the Annual Meeting and vote on their behalf by crossing out the board-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual Meeting, the inspector of election will verify such person’s authorization to vote on your behalf by reference to your proxy card. If you would like to appoint a person as proxy other than those designated by our Board, you must do so by using the proxy card, as described above.

If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see “— Revocation of Proxy” below for more information.

Beneficial Owners.  If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or its appointed agent. You should also have received a voter instruction card instead of a proxy. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with its instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Voting by the Designated Proxies

The persons who are the designated proxies will vote as you direct in your proxy or voter instruction card. Please note that proxies returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our Board in accordance with the recommendations of our Board. Our Board recommends:

•	a vote FOR ALL of the three (3) nominees for director, each to serve for a three-year term (Proposal 1);
•	a vote FOR the proposal to ratify the selection of Ernst & Young, LLP as the Company’s independent auditor for the fiscal year ending October 31, 2017 (Proposal 2);
•	a vote FOR the proposal to approve, on an advisory basis, of the compensation of Named Executive Officers (Proposal 3);
•	a vote for submitting the advisory stockholder vote on the compensation of Named Executive Officers to the stockholders of the Company every ONE YEAR (Proposal 4);
•	a vote FOR the proposal to approve amendments to the Amended and Restated Plan and the material performance goals under the Amended and Restated Plan, for purposes of complying with the requirements of Internal Revenue Code Section 162(m) (Proposal 5);
•	a vote FOR the proposal to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 19,900,000 to 39,000,000 (Proposal 6); and
•	a vote FOR the proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, in the Board’s sole discretion, to permit the solicitation of additional proxies (Proposal 7)

Revocation of Proxy

You may revoke or change your proxy before the Annual Meeting by:

•	sending us a duly executed written notice of revocation prior to the Annual Meeting;
•	attending the Annual Meeting and voting in person; OR
•	ensuring that we receive from you, prior to 11:59 p.m., Pacific Time, on March 24, 2017 a new proxy with a later date.

Any written notice of revocation must be sent to the attention of Joseph D. Rumley, Chief Financial Officer, Treasurer and Corporate Secretary, Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060 or by facsimile to (805) 525-8211.

APPROVAL OF PROPOSALS AND SOLICITATION

Each stockholder who owned shares of stock on February 10, 2017, the record date for the determination of stockholders entitled to vote at the Annual Meeting, is entitled to one vote for each share of common stock, ten votes for each share of Series B Convertible Preferred Stock and one vote for each share of Series B-2 Convertible Preferred Stock. On January 31, 2017, we had 14,236,034 shares of common stock, 28,285 shares of Series B Convertible Preferred Stock and 9,300 shares of Series B-2 Convertible Preferred Stock issued and outstanding that were held by approximately 3,000 beneficial holders.

Quorum

Under the Amended and Restated Bylaws of the Company, as amended, which we refer to as the Bylaws, the stockholders present in person or by proxy holding a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at a meeting of stockholders of the Company. Holders of shares of common stock, Series B Convertible Preferred Stock and Series B-2 Convertible Preferred Stock are the only stockholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Shares of stock entitled to vote that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Proposals 1, 3, 4 and 5 described in this proxy statement are non-discretionary items and Proposals 2, 6 and 7 described in this proxy statement are discretionary items.

If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding stock entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.

Approval of Proposals

a)	Election of Directors. For the election of Class III directors (Proposal 1), in accordance with the Bylaws, the affirmative vote of at least a plurality of the votes cast on such proposal is required. For the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of votes to which you are entitled. For example, if you own 100 shares of common stock and there are 3 directors to be elected at the Annual Meeting, you may allocate 300 “FOR” votes (3 times 100) among as few or as many of the 3 nominees to be voted on at the Annual Meeting as you choose. You may not cumulate your votes against a nominee. If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy by telephone, internet or mail, or, if you vote in person at the Annual Meeting, submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating on your proxy or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee. If you vote by proxy or voting instruction card and submit your proxy with no further instructions, Harold S. Edwards and Joseph D. Rumley, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting. Cumulative voting applies only to the election of directors. For all other matters, each share of common stock and Series B-2 Convertible Preferred Stock outstanding as of the close of business on the record date for the Annual Meeting is entitled to one vote and each share of Series B Convertible Preferred stock is entitled to ten votes.

b)	Ratification of Independent Auditor. For the approval of the proposal to ratify the selection of Ernst & Young, LLP as the independent auditor for the Company (Proposal 2), the affirmative vote of at least a majority of the outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote is required. An abstention will not be counted toward the ratification of Ernst & Young LLP as the independent auditor, and the effect of an abstention is the same as a vote against the ratification.
c)	Approval of Compensation of Named Executive Officers. For the approval, by advisory vote, of the compensation of Named Executive Officers (Proposal 3), the affirmative vote of at least a majority of the outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote is required. An abstention will not be counted toward the ratification of the compensation of Named Executive Officers, and the effect of an abstention is the same as a vote against the ratification. Broker non-votes will have no impact on this proposal.
d)	Frequency of Stockholder Vote on Executive Compensation. The advisory vote regarding the frequency of the stockholder vote to approve, on an advisory basis, the compensation of the Named Executive Officers (Proposal 4) will be determined by a plurality of the votes cast.
e)	Approval of Amendments to the Amended and Restated Plan and the Material Performance Goals under the Amended and Restated Plan, for Purposes of Complying with the Requirements of Internal Revenue Code Section 162(m). For the approval of amendments to the Amended and Restated Plan and the material performance goals under the Amended and Restated Plan, as may be amended pursuant hereto (Proposal 5), the affirmative vote of at least a majority of the outstanding shares present and in person or represented by proxy at the Annual Meeting and entitled to vote is required. An abstention will not be counted as a vote cast.
f)	Approval of Increase of Authorized Shares of Common Stock. For the approval of the proposal to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 19,900,000 to 39,000,000 (Proposal 6), the affirmative vote of at least a majority of all of our outstanding shares entitled to vote, and the affirmative vote of at least the majority of the outstanding shares of our common stock as a separate class, are required. An abstention will not be counted toward the approval to increase the number of authorized shares of common stock, and the effect of an abstention is the same as a vote against the approval.
g)	Approval of Adjournment of Annual Meeting. For the approval of the proposal to approve the adjournment of the Annual Meeting, if necessary or appropriate, in the Board’s sole discretion, to permit the solicitation of additional proxies (Proposal 7), the affirmative vote of at least a majority of the shares, the holders of which are either present in person or represented by proxy at the Annual Meeting is required. An abstention will not be counted toward the approval of the adjournment of the Annual Meeting, and the effect of an abstention is the same as a vote against the approval.
h)	Other Matters. With the exception of certain business combinations, as described in Article Seventeen of the Company’s Certificate of Incorporation, any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the outstanding shares present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the proposal. An abstention will not be counted toward the ratification of the proposal, and the effect of an abstention is the same as a vote against the ratification.

All votes will be tabulated by Computershare, the proxy tabulator and inspector of election appointed for the Annual Meeting. Computershare will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Proposals 2, 6 and 7 are discretionary items. Brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. Proposals 1, 3, 4 and 5 are non-discretionary items and brokers may not vote on the proposals without specific voting instructions from beneficial owners, resulting in a broker non-vote.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We have also retained Computershare to distribute copies of these proxy materials to banks, brokers, fiduciaries and custodians, or agents holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.

We may supplement the original solicitation of proxies by mail with solicitation by telephone, and other means by directors, officers and/or employees of the Company. We will not pay any additional compensation to these individuals for any such services.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

The Bylaws provide that the exact number of directors shall be nine. The Certificate of Incorporation divides the Board into three classes, each class serving for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The terms of each class of directors is set to expire as follows: Class I to expire at the 2018 Annual Meeting of Stockholders, Class II to expire at the 2019 Annual Meeting of Stockholders and Class III to expire at the 2017 Annual Meeting. The terms of office of Elizabeth Blanchard Chess, Donald R. Rudkin and Robert M. Sawyer, Class III directors, expire at the Annual Meeting and such directors have been nominated for re-election.

You may cumulate your votes for one or more director nominees. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the director nominees who will be voted upon at the Annual Meeting. See “APPROVAL OF PROPOSALS AND SOLICITATION — Approval of Proposals — Election of Directors” for more information about how to cumulate your votes.

Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that the following directors are “independent directors” as defined by the NASDAQ Stock Market Marketplace Rules, which we refer to as the NASDAQ Rules: Messrs. Ronald Michaelis, Donald R. Rudkin, Robert M. Sawyer, Gordon E. Kimball, John W. H. Merriman, Scott S. Slater and Ms. Elizabeth Blanchard Chess.

Election of Directors

The Class III directors will be elected at the Annual Meeting and will serve a term that expires at our 2020 Annual Meeting of Stockholders. The Board has nominated Ms. Elizabeth Blanchard Chess and Messrs. Donald R. Rudkin and Robert M. Sawyer for re-election as Class III directors. All of the nominees have indicated a willingness to stand for re-election and to serve if re-elected. It is intended that the shares represented by the enclosed proxy will be voted for the election of the above-named nominees. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person properly designated. Each nominee recommended by the Board to stockholders was recommended to the Board by the nominating and corporate governance committee. The following paragraphs describe the business experience and education of Ms. Elizabeth Blanchard Chess and Messrs. Donald R. Rudkin and Robert M. Sawyer.

Elizabeth Blanchard Chess.  Ms. Chess was elected a director of the Company in November 2016. She has been actively involved with the Santa Paula and Ventura County agricultural communities and various Ventura and Santa Barbara Counties civic and non-profit organizations for many years. Ms. Chess currently works for the Museum of Ventura County as the Director of Development. In that capacity, she raises funds and maintains donor relations for the Museum. In the past, she served as the Executive Director of the New West Symphony for which she handled management, fundraising and community relations for five years. Ms. Chess has also had a long career of editing and publishing a quarterly magazine on central coast farming. Ms. Chess has her Bachelor of Arts and Master of Arts degrees in history and European history, respectively from the University of Southern California.

Certain members of management and the Board have known Ms. Chess for many years and based on a recommendation by an existing Board member, Ms. Chess was considered for nomination by the nominating and corporate governance committee for election to the Board.

Ms. Chess’s extensive experience in, and knowledge of, the Santa Paula and Ventura County communities provides the Board with an important perspective in the areas of community relations and responsible use of the Company’s land resources.

Donald R. Rudkin.  Mr. Rudkin was elected a director of the Company in October 2014. Mr. Rudkin currently serves on the Board of Directors and as Audit Committee Chairman of Vicro MFG Corporation, a furniture manufacturer. Mr. Rudkin is also a full time faculty member in the Masters of Business Administration and Masters in Applied Finance programs at Pepperdine University, where he teaches Financial Accounting, Managerial Accounting, Audit and Financial Statement Analysis. In addition, Mr. Rudkin is a

Quality Control Consultant, responsible for quality control review of financial statements Meloni Hribal Tratner LLP, an accounting and financial services firm. Mr. Rudkin also had a long career at Deloitte & Touche LLP, an accounting and financial services firm, most recently serving as a Regional Compliance Officer from 2005 to 2012, consulting on independence, ethics and CPA licensing matters. Mr. Rudkin attended California State University Northridge, where he obtained a Bachelor of Science in accounting. Mr. Rudkin also obtained a Master of Business Administration degree from California State University Long Beach.

Mr. Rudkin’s long career in public accounting as well as his academic background and experience add technical and financial expertise to our Board. His compliance, independence and ethics background provides our Board with valuable knowledge in corporate governance.

Robert M. Sawyer.  Mr. Sawyer has served as a director of the Company since 1990. He retired from the practice of law in 2016, having served as Of Counsel with Remy Moose Manley LLP and Best Krieger LLP in Sacramento, California, and as a partner with Norman Dowler in Ventura, California, in a career that focused on water law, real estate, land use and the California Environmental Quality Act. He is a former General Counsel for the Casitas Municipal Water District and Special Counsel for the Friant Water Users Authority. Mr. Sawyer was corporate secretary of the Samuel Edwards Associates from 1977 to 1981, a director of the Samuel Edwards Associates from 1981 to 1985 and a director of the Santa Paula Citrus Fruit Association. He is also a Trustee of the Limoneira Foundation and a director of the Farmers Irrigation Company. Mr. Sawyer graduated from the University of California at Santa Cruz where he earned a Bachelor of Arts degree in Music in 1972, and from Northwestern School of Law of Lewis & Clark College where he earned his Juris Doctor degree in 1975.

Mr. Sawyer’s extensive knowledge of California real estate, land use, environmental and water laws and regulations provides our Board with an important perspective in these areas and makes him particularly well-suited to serve as a director.

Directors Not Up for Re-Election

The following paragraphs describe the business experience and education of our Class I and II directors (not standing for re-election).

Lecil E. Cole.  Mr. Cole has served as a director of the Company since 2006. Mr. Cole is currently Chairman of the Board of Directors, Chief Executive Officer and President of Calavo Growers, Inc., a company listed on the NASDAQ Global Select Market. He has held this position since 1999. Mr. Cole has been President of Hawaiian Sweet, Inc. since 1996. Prior to that, Mr. Cole was an executive at Safeway Stores from 1986 to 1996. Mr. Cole farms a total of 4,430 acres in California and Hawaii on which avocados, lemons and cattle are produced and raised.

As President and Chief Executive Officer of Calavo Growers, Inc., which packs, markets and sells all of our avocado production, Mr. Cole brings to our Board an intimate understanding of our industry, and provides our Board with valuable insight on the governance practices of public companies.

Harold S. Edwards.  Mr. Edwards has served as a director of the Company since 2009. Mr. Edwards has been President and Chief Executive Officer of the Company since November 2003. Previously, Mr. Edwards was the president of Puritan Medical Products, a division of Airgas, Inc. Prior to that, Mr. Edwards held management positions with Fisher Scientific International, Inc., Cargill, Inc., Agribrands International and Ralston Purina Company. Mr. Edwards is currently a member of the board of directors of Compass Group Diversified Holdings LLC, a company listed on the New York Stock Exchange, Calavo Growers, Inc., a company listed on the NASDAQ Global Select Market and Inventure Foods, Inc., a company listed on the NASDAQ Global Select Market. Mr. Edwards is a graduate of Lewis and Clark College and the Thunderbird School of Global Management where he earned a Master of Business Administration degree.

As President and Chief Executive Officer of the Company, Mr. Edwards brings to our Board an intimate understanding of our business and operations. Mr. Edwards provides our Board with company-specific experience and expertise, in addition to his substantial experience as a chief executive officer and senior executive across a variety of industries.

Gordon E. Kimball.  Mr. Kimball has served as a director of the Company since 1995. Mr. Kimball has served as Chairman of the Board since November 2014. Mr. Kimball has been President of Kimball Engineering, Inc., which provides car design and production services, since 1994. He is also managing partner of Kimball Ranches, a 110-acre avocado ranch near Santa Paula, California. Prior to that, Mr. Kimball designed Formula One race cars in England and Italy for Mclaren International, Ferrari and Benetton Racing from 1984 to 1992. Prior to that, he designed Indianapolis race cars for Parnelli Jones, Chaparral and Patrick racing teams from 1976 to 1983. Mr. Kimball graduated from Stanford University where he earned his Bachelor of Science and Master of Science degrees in mechanical engineering.

Mr. Kimball’s experience as an entrepreneur and producer of avocados provides our Board with focused and insightful operational experience and leadership.

John W. H. Merriman.  Mr. Merriman has served as a director of the Company since 1991. Mr. Merriman currently serves as SAS Consultant to Wells Fargo & Co., Digital Channels Fraud Risk Analytics and manager of Blanchard Equity, LLC. Mr. Merriman is president of Merriman Consulting, an SAS consultancy; clients include the University of Texas, Medical Branch, Allianz, American Express, Bank of America, Kaiser Permanente Actuarial Services, Pearl S. Buck Foundation, Fireman’s Fund and Wells Fargo & Co. Risk Management (1996 – 2005, 2009 – 2010). Mr. Merriman served as president of Spyglass Ridge Association, a mutual benefit non-profit corporation (2009 – 2013). Mr. Merriman majored in viticulture at Santa Rosa Junior College and studied enology at Edmeades Vineyards (1978 – 1980). Mr. Merriman is a Vietnam War Veteran where he served in the United States Marine Corps as an IBM systems programmer. He graduated from Computer Science School, Quantico, Virginia in 1973.

With over forty combined years of corporate management and oversight experience in the positions discussed above, Mr. Merriman brings to our Board a deep understanding of our culture, compensation policies and governance and provides valuable leadership and insight in such areas.

Ronald Michaelis.  Mr. Michaelis has served as a director of the Company since 1997. Mr. Michaelis farmed for forty years and managed the family citrus properties for the last twenty years, growing from 20 to 1,500 acres. He owned and managed Michaelis Citrus Nursery, Inc., growing up to 300,000 trees annually. Mr. Michaelis’ past positions include director and president of Tulare County Lemon Association and Tulare County Fruit Exchange, director of Grandview Heights Association, Tulare-Kern County Citrus Exchange, Tulare County Farm Bureau and president of Tulare County Farm Bureau, president of Ronald Michaelis Ranches, Inc., Martin Michaelis Groves, Inc. and Michaelis Citrus Nursery, Inc., director and vice president of Teapot Dome Water District and president of Strathmore Packing House. Mr. Michaelis is currently a director of Ventura County Fruit Exchange and Trustee of the Limoneira Foundation. Mr. Michaelis attended Porterville College and California State Polytechnic University Pomona majoring in fruit production.

Mr. Michaelis brings to our Board an extensive knowledge of the citrus industry and, through his multiple leadership roles as an executive and director of various farming companies, provides our Board with a deep understanding and better appreciation of the day-to-day operational complexities that confront the Company and its management.

Scott S. Slater.  Mr. Slater has served as a director of the company since 2012. Mr. Slater is currently a shareholder with the law firm of Brownstein Hyatt Farber Schreck and has over thirty-three years’ experience representing clients in complex water matters, primarily in the Western United States. He serves as a member of the firm’s Executive Committee and is the Co-Chair of the Brownstein Natural Resources Practice Group. He has conducted transactional counseling and drafted proposed legislation and represented clients in groundwater litigation and stream adjudication. He is the author of California Water Law and Policy, the leading water law treatise in California, and has taught law in the United States, Australia and China. He was selected by the California Daily Journal as one of the top 100 lawyers in California. He is presently the Chief Executive Officer and serves on the Board of Directors of Cadiz, Inc., a publicly-traded company that has acquired and is holistically managing and developing indigenous water resources in desert regions in Southern California. Mr. Slater has also served on the Board of Advisors of Water Asset Management since 2006. From 2000 to 2009, he was a board member and chairman of the American Groundwater Trust.

With his significant experience in the water field, Mr. Slater brings vast experience to the Board and the Company to assist them in, among other things, continued stewardship and management of the Company’s water assets.

Required Vote for Election of Directors

The election of directors is by plurality vote of holders present in person or by proxy at the Annual Meeting and entitled to vote thereon, with the three nominees receiving the highest vote totals to be elected as directors.

Recommendation of the Board

Our Board recommends that you vote FOR ALL of the nominees, Ms. Elizabeth Blanchard Chess and Messrs. Donald R. Rudkin and Robert M. Sawyer, to be elected to our Board as Class III directors for a term ending at our 2020 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

For fiscal year 2016, our non-management director compensation program included a combination of cash and equity-based compensation to attract and retain non-management directors and to compensate such directors for their service on the Board. Each non-management director received an annual retainer of $50,000. The Chairman of the Board received an additional $40,000. Each audit committee member received a $5,000 annual retainer and the chairman of the audit committee received an additional $5,000. Each compensation committee member received a $4,000 annual retainer and the chairman of the compensation committee received an additional $4,000. Each nominating and corporate governance committee member received a $2,000 annual retainer and the chairman of the nominating and governance committee received an additional $2,000. Members of the farming advisory and water committees received a $1,000 annual retainer and the chairmen of those committees receive an additional $1,000. Directors (including the Chairman) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for any expenses reasonably incurred in their capacity as directors. The Company also reimburses directors for all reasonable and authorized business expenses related to service to the Company in accordance with the policies of the Company as in effect from time to time.

Non-management directors, including the Chairman of the Board, may elect to receive up to 100% of their total annual compensation in the form of equity; however, no non-management director may elect to receive more than 50% of his total annual compensation in the form of cash. The compensation is paid in January of each year. The non-management directors receive the number of shares of stock that can be purchased with that portion of their total annual compensation that they elected to receive in the form of equity, at the market price on the date of grant.

The following table provides compensation paid or accrued by us to our non-management directors in fiscal year 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
John W. Blanchard(1)	$28,500	$28,500	$57,000
Lecil E. Cole	$26,000	$26,000	$52,000
Gordon E. Kimball	$45,000	$45,000	$90,000
John W. H. Merriman	$31,000	$31,000	$62,000
Ronald Michaelis	$28,000	$28,000	$56,000
Donald R. Rudkin	$32,000	$32,000	$64,000
Robert M. Sawyer	$30,000	$30,000	$60,000
Scott S. Slater	$—	$52,000	$52,000

(1)	Mr. Blanchard resigned as a director of the Company in October 2016.

In January 2017, the Board, based on recommendations of the compensation committee, approved the following changes to the compensation of Board members. Each member of the board of directors now receives an annual retainer of $62,500. The Chairman of the Board receives an additional $50,000. Each audit committee member receives a $6,250 annual retainer and the chairman of the audit committee receives an additional $6,250. Each compensation committee member receives a $5,000 annual retainer and the chairman of the compensation committee receives an additional $5,000. Each nominating and corporate governance committee member receives a $2,500 annual retainer and the chairman of the nominating and corporate governance committee receives an additional $2,500. Members of the farming advisory, philanthropy advisory and water committees receive a $1,250 annual retainer and the chairmen of those committees each receive an additional $1,250.

CORPORATE GOVERNANCE

Code of Ethics

Our Board has adopted a code of ethics that sets forth our commitment to ethical business practices. Our code of ethics applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. Our code of ethics is available on our website at www.limoneira.com and in print from us without charge upon request by writing to Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060.

Board Leadership Structure and Role of Risk Oversight

Generally

The leadership structure of the Board is centered around the concept of an appropriate balance between management and the Board. The Board believes that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. The Board believes that presently it is in the best interests of the Company that the positions of Chairman and Chief Executive Officer are separate. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of the Company while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, community relations and stockholder issues. To encourage open discussion and communication among the directors, executive sessions of non-management directors are held as necessary.

Our Board also has three key committees: the audit and finance committee, chaired by Donald R. Rudkin; the compensation committee, chaired by John W. H. Merriman; and the nominating and corporate governance committee, chaired by Robert M. Sawyer. Each of these committees play an important role in the governance and leadership of our Board and each is chaired by an independent director. For additional information regarding these committees, please see “BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES — Board Meetings and Committees” and for biographies of the chairmen of each of the committees, please see “PROPOSAL 1: ELECTION OF DIRECTORS — Election of Directors.”

Risk Oversight

The Board has delegated certain duties with respect to risk oversight for the Company to the audit and finance committee. One of the audit and finance committee’s purposes under its charter is to evaluate enterprise risk issues. In furtherance of such purpose, the audit and finance committee charter specifically requires the committee to discuss with management, the internal auditor or internal audit service provider, as the case may be, and the independent auditor the Company’s major risk exposures (whether financial, operational or both) and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The audit and finance committee reports back to the Board with respect to its assessments.

Certain Relationships and Related Transactions and Director Independence

Policy for Approval of Related Party Transactions

In accordance with the terms of our audit committee charter, any transaction required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer to as related party transactions, must be reviewed and approved for potential conflict of interest by our audit and finance committee, which is comprised entirely of independent directors. The Company may not enter into or engage in any related party transaction without such approval. Details of related party transactions will be publicly disclosed as required by applicable law.

Contractual Arrangements with Related Parties

Calavo Growers, Inc. Office Lease.  Since 2007, we have leased office space to Calavo Growers, Inc., which we refer to as Calavo, and have received annual rental income from Calavo in the amount of $0.28 million for fiscal year 2016. Calavo is the beneficial owner of approximately 12.2% of our issued and outstanding common stock and is an affiliate of our director, Lecil E. Cole.

Calavo Growers, Inc. Marketing Agreement.  We market our avocados through Calavo, which owns approximately 12.2% of our outstanding common stock and is an affiliate of our director, Lecil E. Cole, pursuant to a marketing agreement. For fiscal year 2016, Calavo paid us approximately $10.8 million with respect to avocados we marketed through Calavo.

Calavo Growers, Inc. Lemon and Avocado Purchases.  During the fiscal year ended October 31, 2016, the Company purchased lemons and avocados aggregating $517,000 from Calavo.

Lecil E. Cole Lemon Packing.  We pack lemons for Lecil E. Cole, one of our directors. During fiscal year 2016, the aggregate amount of lemons packed for Lecil E. Cole was $2.2 million. The lemons are packed on the same terms as any other third party grower whose lemons the Company packs.

Cadiz Real Estate, LLC Property Lease.  Cadiz Real Estate, LLC (“Cadiz”) is a wholly owned subsidiary of Cadiz, Inc. The Company and Cadiz in fiscal year 2013 entered into a long-term lease agreement (the “Lease”) for a minimum of 320 acres, with an option to lease up to an additional 640 acres. In February 2015, the Company leased an additional 200 acres increasing the total leased acres to 520. The Company intends to plant and grow lemons on these acres. The initial term of the lease is for 20 years with annual base rent equal to the sum of $200 per planted acre and 20% of gross revenues from the sale of harvested lemons, less operating expenses. The aggregate minimum amount of payments to be paid over the 20-year term pursuant to the lease agreement is approximately $1.3 million plus 20% of gross sales of harvested lemons, less operating expenses. The aggregate maximum amount of payments that could be paid pursuant to the lease agreement over the 20-year term is approximately $30.7 million. The annual rent will not exceed $1,200 per acre per year. As of October 31, 2016, $22,000 of lease expense has been incurred. Scott S. Slater, one of our directors, serves as CEO, and a member of the board of directors of Cadiz, Inc. In February 2016, Cadiz assigned the Lease to Fenner Valley Farms LLC (“Fenner”), a subsidiary of Water Asset Management LLC (“WAM”). An entity affiliated with WAM is the holder of 9,300 shares of Limoneira Company Series B-2 Convertible Stock.

Scott S. Slater Legal Services.  Mr. Slater, a director of the Company, is a Shareholder at Brownstein Hyatt Farber Schreck, a law firm that provided $30,000 of legal services to the Company during the fiscal year ended October 31, 2016.

Director Independence

Our common stock is currently listed on the NASDAQ Global Market under the ticker symbol “LMNR.” The NASDAQ Rules require that a majority of our Board be independent. Our Board annually reviews the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based on this review, our Board has determined that the following directors are “independent directors” within the meaning of Section 5605(a)(2) the NASDAQ Rules: Elizabeth Blanchard Chess, Gordon E. Kimball, John W. H. Merriman, Ronald L. Michaelis, Donald R. Rudkin, Robert M. Sawyer and Scott S. Slater. Each director who is a member of the compensation committee, nominating and corporate governance committee and audit and finance committee is an independent director.

Stockholder Communications with our Board

The Company has established a process for stockholders to send communications to the Board. Such information appears in the Investor Relations section of our website, www.limoneira.com, under the headings entitled “Corporate Governance” and “Contact the Board.”

Executive Sessions of our Board

Our non-management directors meet without management directors as necessary or when deemed appropriate. When they are held, these meetings are presided over by our Chairman, Mr. Gordon E. Kimball.

Nominations of Directors and Diversity

Nominations of Directors

As provided in its charter, available on our website at www.limoneira.com, the nominating and corporate governance committee will assist the Board by evaluating director nominees for election or re-election. In addition, the committee may review candidates for the Board recommended by executive search firms, the Company’s management and other members of the Board who are not members of the committee, as well as candidates recommended by stockholders, in accordance with the following criteria and as discussed in “— Stockholder Nominations of Directors” below.

The nominating and corporate governance committee, in evaluating director nominees, regardless of whether the Board, management or a stockholder nominated such nominee, may consider some or all of the following factors:

•	the candidate’s judgment, skill and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;
•	the interplay of the candidate’s experience with the experience of other directors;
•	the extent to which the candidate would be a valuable addition to the Board and any committees thereof;
•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the Company’s management; and
•	the candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company operates.

In evaluating candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the Board to have a majority of directors that are independent under the requirements of the NASDAQ Rules and other applicable laws.

In addition, the nominating and corporate governance committee will consider in its evaluation of candidates for election as directors the following criteria and qualifications:

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.
•	Commitment to the Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation and shall be in agreement with our values as embodied in our code of ethics.
•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of the Company.
•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the Board and any committees thereof and that shall complement the skills and talents of our existing directors.
•	Reputation and Integrity. Such person shall be of high repute and integrity.

The Board, as assisted by the nominating and corporate governance committee, seeks and recommends candidates for election or re-election with differences of viewpoint, professional experience, education, skill and other individual qualities. The nominating and corporate governance committee charter provides that the committee endeavor to solicit as director candidates individuals possessing skills and talents which would complement the skills and talents of the Company’s existing directors. In addition, before recommending that the Board nominate each new director candidate or re-nominate each incumbent director, the nominating and corporate governance committee assesses each individual’s contributions, including the value of his or her experience as a director of the Company and the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

Diversity

Although the Board does not have a formal policy regarding diversity, the nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. Nominees are not discriminated against on the basis of race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee will assess the effectiveness of this approach as part of its review of the Board’s composition as well as in the course of the Board’s and nominating and corporate governance committee’s self-evaluation.

Stockholder Nominations of Directors

To make a director nomination, a stockholder must give written notice to our Secretary at our principal executive office at 1141 Cummings Road, Santa Paula, California 93060. In order for a notice to be timely, it must be delivered to our Secretary at the principal executive office not earlier than the November 15 immediately preceding such annual meeting nor later than the close of business on the 90th day immediately preceding the scheduled date of such annual meeting.

When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

In addition to any other requirements, for a stockholder to properly bring a nomination for director before either an annual or special meeting, the stockholder must be entitled to vote at the meeting.

The stockholder submitting the recommendation must submit:

•	the stockholder’s name and address as they appear on the share register of the Company; and
•	the class, series and number of shares of stock which are owned beneficially and of record by such stockholder.

In addition, any such notice from a stockholder recommending a director nominee must include the following information:

•	the candidate’s name, age, business address and residence address;
•	the candidate’s principal occupation or employment;
•	the number of shares of stock that are beneficially owned by the candidate;
•	a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and
•	any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, other Company policies and guidelines and the current needs of the Board. The presiding officer at the Annual Meeting, in his or her sole discretion, has the power and duty to determine whether a nomination proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws.

BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND COMMITTEES

Certain Information Regarding our Directors and Executive Officers

The name and age of each director, nominee and executive officer and the positions held by each of them as of the date of this proxy statement are as follows:

Name	Age	Class	Position
Harold S. Edwards	51	Class I	Director, President and Chief Executive Officer
Joseph D. Rumley	57	—	Chief Financial Officer, Treasurer and Corporate Secretary
Alex M. Teague	53	—	Senior Vice President
Elizabeth Blanchard Chess	68	Class III	Director
Lecil E. Cole	77	Class II	Director
Gordon E. Kimball	64	Class II	Chairman, Director
John W. H. Merriman	64	Class I	Director
Ronald Michaelis	78	Class I	Director
Donald R. Rudkin	73	Class III	Director
Robert M. Sawyer	67	Class III	Vice Chairman, Director
Scott S. Slater	59	Class II	Director

Executive Officers who are not Directors

Joseph D. Rumley.  Mr. Rumley has served as the Chief Financial Officer, Treasurer and Corporate Secretary since 2010. From 2005 to 2008, Mr. Rumley was an audit partner at Grant Thornton, LLP, and from 2008 to 2010, he was an audit partner at McGladrey & Pullen, LLP. Mr. Rumley also served as Manager, Senior Manager and Audit Director at Deloitte & Touche, LLP from 1996 to 2005, where he served public and private companies in Deloitte’s Consumer Business Practice and Enterprise Risk Services. Through these roles, Mr. Rumley planned, conducted and managed financial and information system audit engagements of privately and publicly owned companies. Mr. Rumley received a Bachelor of Science in Accounting from California State University Northridge and a Master of Business Administration from Pepperdine University. He is a California Certified Public Accountant.

Alex M. Teague.  Mr. Teague has served as Senior Vice President of the Company since 2004. Mr. Teague previously served the Company as Vice President of Agribusiness, from 2004 to 2005. Mr. Teague is currently a member of the board of directors of Canyon Irrigation Company, Ventura County Community Foundation Farm Worker Housing, Salinas Land Company and California Orchard Company. Mr. Teague is a graduate of University of Pacific, where he earned a Bachelor of Science degree in Business Administration.

Board Meetings and Committees

Our Board met twelve times in total in fiscal year 2016. All incumbent directors attended at least 75% of the combined Board and committee meetings on which they served in fiscal year 2016. It is our policy that all members of the Board should endeavor to attend annual meetings of stockholders, and all of our directors attended our 2016 Annual Meeting of Stockholders.

The Bylaws give our Board the authority to delegate its powers to committees appointed by the Board. We currently have an audit and finance committee, a compensation committee and a nominating and corporate governance committee. All of the members of our audit and finance committee, compensation committee and nominating and corporate governance committee are comprised solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the Board, the provisions of the Bylaws and the terms of the respective committee charters. Each of the audit and finance committee, compensation committee and nominating and corporate governance committee may not delegate any of its authority to subcommittees unless otherwise authorized by the Board. Additionally, the Board has an executive committee, farming advisory committee, water committee and philanthropy advisory committee. Copies of the charters for each of the audit and finance committee, compensation committee and nominating and corporate governance committee are available on our website at www.limoneira.com, and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at

1141 Cummings Road, Santa Paula, California 93060. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the Company makes with the SEC.

Audit and Finance Committee.  The audit and finance committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Rules and Rule 10A-3 of the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations. The audit and finance committee is also established in accordance with section 3(a)(58)(A) of the Exchange Act (15 U.S.C. 78c(a)(58)(A)). The audit and finance committee is responsible for, among other things, retaining and overseeing our independent auditors; assisting the Board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; reviewing and approving the plan and scope of the internal and external audit; pre-approving any audit and non-audit services provided by our independent auditors; and approving fees to be paid to our internal audit service providers. Additionally, the audit and finance committee is responsible for reviewing with the Chief Executive Officer and Chief Financial Officer and independent auditors the adequacy and effectiveness of our internal controls, preparing the audit committee report to be filed with the SEC and reviewing and assessing annually the audit and finance committee’s performance and the adequacy of its charter. Messrs. Merriman, Rudkin and Sawyer serve on our audit and finance committee with Mr. Rudkin serving as Chairman. Mr. Merriman was elected to serve on the audit and finance committee upon the resignation of Mr. Blanchard in October 2016. The Board has determined that Mr. Rudkin qualifies as an “audit committee financial expert,” as defined by the SEC. The audit and finance committee met four times during fiscal year 2016.

Compensation Committee.  The compensation committee is comprised entirely of independent directors who meet compensation committee independence requirements of the NASDAQ Rules. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Under the compensation committee charter, the compensation committee is responsible for determining compensation policies for executive officers and independent directors. The compensation committee also oversees the Company’s cash and equity-based compensation plans and recommends terms and awards of stock compensation to the Board. Additionally, the compensation committee is responsible for reviewing organizational and staffing matters of the Company, reviewing and discussing the Compensation Discussion and Analysis disclosure with management and recommending its approval in the proxy statement, and granting the right for directors, officers and employees to receive indemnification, as applicable.

No member of the compensation committee has had any relationship with the Company requiring the disclosure under Item 404 of Regulation S-K. Messrs. Michaelis, Merriman and Rudkin serve on our compensation committee with Mr. Merriman serving as Chairman. The compensation committee met four times during fiscal year 2016.

The compensation committee is responsible for determining all aspects of compensation packages for executive officers, and for reviewing such compensation for our directors. The compensation committee has not delegated any of its authority. From time-to-time, the compensation committee retains, without the recommendation of management, an independent compensation consultant to provide advice and recommendations on competitive market practices and pay levels of directors, as well as market specific practices regarding incentive based plans. In this role, the compensation consultant works with the compensation committee (and not on behalf of management) to assist the compensation committee in satisfying its responsibilities and will undertake no projects for management except at the request of the compensation committee chair and in the capacity of the compensation committee’s agent. In 2013, the Company retained Mercer as an independent compensation consultant to assist with redesigning the compensation structure for non-management directors. Since such time, the Company has not employed a compensation consultant. For additional information concerning the compensation committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ Rules. The nominating and corporate governance committee is responsible for, among other things, recommending the number of directors to comprise the Board; identifying and evaluating individuals, or incumbent directors, qualified to become or remain members of the Board; recommending to the Board director nominees for each annual meeting of stockholders; recommending to the Board the candidates for filling vacancies that may occur; and reviewing independent director compensation and the Board’s processes, self-evaluations and policies. Additionally, the nominating and corporate governance committee oversees compliance with the code of ethics and monitors developments in the law and in corporate governance.

Ms. Chess and Messrs. Merriman and Sawyer serve on our nominating and corporate governance committee with Mr. Sawyer serving as Chairman. Prior to the election of Ms. Chess as a director of the Company in November 2017 the nominating and corporate governance committee members were Messrs. Blanchard, Merriman and Sawyer. The nominating and corporate governance committee met twice during fiscal year 2016.

Compensation Committee Interlocks and Insider Participation

Messrs. Michaelis, Merriman and Rudkin serve on our compensation committee. None of the members of our compensation committee are, or have been, an employee or officer of the Company. During fiscal year 2016, no member of our compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. The Company’s President and Chief Executive Officer is a board member of Calavo, and the president and chief executive officer of Calavo is a member of the Board. None of the other Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer serving as a member of our Board or compensation committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and related tables that are presented elsewhere in this proxy statement.

Executive Summary

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The compensation committee believes that the total compensation package for each of the Named Executive Officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value.

In 2010, we adopted the Limoneira Company 2010 Omnibus Incentive Plan, which we refer to as the 2010 Omnibus Incentive Plan, pursuant to which we may award cash-based and equity-based incentive compensation beginning in fiscal year 2011. On January 24, 2012 and on March 27, 2012, the Board, and our stockholders, respectively, approved certain amendments to the 2010 Omnibus Incentive Plan, to ensure compliance with compensation related to Sections 162(m) and 409A of the Code. The Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan is referred to as the Amended and Restated Plan. For fiscal years 2016, 2015 and 2014, there were both cash-based and equity-based awards granted pursuant to the Amended and Restated Plan.

The Company’s Named Executive Officers refers to those executive officers identified in the Summary Compensation Table below. Our Named Executive Officers for fiscal year 2016 were: Harold Edwards, President and Chief Executive Officer; Joseph Rumley, Chief Financial Officer, Treasurer and Corporate Secretary; and Alex Teague, Senior Vice President.

Our executive compensation program is designed to attract and retain individuals with the skills required to enable the Company to achieve its strategic goals. The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; (iii) annual equity-based incentive bonuses; and (iv) other compensation consisting of retirement and other benefits.

Key Executive Compensation Objectives

The compensation policies developed by the compensation committee are based on the philosophy that compensation should reflect both the Company’s performance, financially and operationally, and the individual performance of the executive. The compensation committee’s objectives when setting compensation for our Named Executive Officers include:

•	Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our industry.
•	Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, and the long term incentives through our retirement plans and the vesting requirements of our equity-based incentive bonuses, encourage high-performing executives to remain with the Company.
•	Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition. Our cash-based and equity-based incentive plans set company-specific and individual goals for executives to ensure the executives are compensated in accordance with the Company’s performance.
•	Aligning executive and stockholder interests. The compensation committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our Named Executive Officers with those of our stockholders.

•	Obtaining tax deductibility whenever appropriate. The compensation committee believes tax-deductibility for the Company is generally a favorable feature for an executive compensation program, from the perspectives of both the Company and the stockholders. The Amended and Restated Plan has provisions relating to tax withholding and compliance with Section 409A of the Code to ensure executives are obtaining favorable tax treatment.

Key Compensation Decisions and Developments for Fiscal Year 2016

•	Base Pay. During fiscal year 2016, our Chief Executive Officer, our Chief Financial Officer and our Senior Vice President each received a 3% increase in base pay.
•	Cash-Based Incentive Compensation. In fiscal year 2017, cash-based incentive compensation bonuses equal to 22.5% of base pay were paid to our Chief Executive Officer, our Chief Financial Officer and our Senior Vice President for fiscal year 2016 performance.
•	Equity-Based Incentive Compensation. For fiscal year 2016 performance, the maximum potential incentive payouts for all Named Executive Officers was 60% of base salary. Based on the Company’s performance in fiscal year 2016 and per the terms of the Amended and Restated Plan, equity-based incentive bonuses equal to 30% of base salary were paid to our Chief Executive Officer, our Chief Financial Officer and our Senior Vice President in fiscal year 2017.

General Objectives of the Compensation Program

The compensation program for our Named Executive Officers is designed to align management’s incentives with the interests of our stockholders and to be competitive with comparable employers. Our compensation philosophy recognizes the value of rewarding our Named Executive Officers for their past performance and motivating them to continue to excel in the future. The compensation committee has developed and maintains a compensation program that rewards superior performance of both the Company and of each individual executive, and seeks to encourage actions that drive our business strategy. Our compensation strategy is to provide a competitive opportunity for senior executives taking into account their total compensation packages, which include a combination of base salary, an annual cash-based incentive bonus, an annual equity-based incentive bonus and certain perquisites. At the Named Executive Officer level, our incentive compensation arrangements are designed to reward the achievement of year-to-year operating performance goals.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation.  During fiscal year 2016, our compensation committee had the authority to determine our compensation philosophy and our Board had the primary authority to determine the compensation for our executive officers. Our President and Chief Executive Officer’s total compensation was recommended by the compensation committee and approved by our Board. According to the compensation committee charter, the compensation committee will have the authority to determine the compensation of our executive officers in light of individual and corporate achievements. During the first quarter of each fiscal year, the compensation committee establishes performance goals for cash-based and equity-based incentive compensation for each of the Named Executive Officers and, at the end of that fiscal year, determines the level of attainment of those established goals.

The Role of Executives in Setting Compensation.  Each Named Executive Officer and other senior executive management team members participate in an annual performance review with our President and Chief Executive Officer or other Named Executive Officer to provide input about his or her contributions to our success for the period being assessed.

Elements of Compensation

The material elements of the compensation program for our Named Executive Officers include: (i) base salary; (ii) annual cash-based incentive bonuses; (iii) annual equity-based incentive bonuses; and (iv) other compensation consisting of retirement and other benefits.

Base Salaries.  We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the compensation committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; the competitiveness of the market for the executive’s services; and the recommendations of our President and Chief Executive Officer. The compensation committee believes that the base salary of each of the Named Executive Officers is, particularly in light of each of their total compensation packages, competitive with the market.

Annual Performance Cash-Based Incentive Bonuses.  Our practice is to award annual cash-based incentive bonuses based upon the achievement of performance objectives established by the compensation committee at the beginning of each year. For fiscal year 2016, the compensation committee established net income for the year as the performance objective.

Each of our Named Executive Officers is eligible to receive an annual cash-based incentive bonus in an amount up to a target percentage of his base salary based on the achievement of the established performance objective, subject to the negative discretion of our compensation committee. The target percentage is based on a graduated scale beginning at 20% of a participant’s annual base salary and with a maximum of 60% of a participant’s annual base salary.

Any bonuses earned and awarded under the program in respect of a fiscal year are paid in a cash lump sum on or after October 31 of the performance year and on or before January 31 of the year following the performance year. For fiscal year 2016, our Named Executive Officers were eligible to receive a cash-based incentive bonus in an amount up to 20% of their respective base salaries if the Company achieved net after-tax earnings of at least $7.15 million. For every $300,000 increment in net after-tax earnings, the amount of potential cash-based incentive bonus our Named Executive Officers were eligible to receive increased from 0% to 5% up to a maximum of 60% of their respective base salaries. Based on our overall financial performance in fiscal year 2016, our compensation committee awarded a cash bonus to our Named Executive Officers equal to 22.5% of their base salaries.

Annual Performance Equity-Based Incentive Bonuses.  It is our objective to have a substantial portion of each Named Executive Officer’s compensation contingent upon overall corporate and segment performance as well as upon his own level of performance and contribution towards such corporate performance. Our compensation committee believes that equity-based annual incentives for the achievement of defined objectives create value for the Company and aligns the executive’s compensation with the interests of our stockholders. The compensation committee established overall corporate goals with a view towards establishing such goals that are challenging to achieve, and, at the end of the applicable fiscal year, determines the level of attainment of those established goals and the contribution of each executive towards achieving them. For fiscal year 2016, the compensation committee established $7,150,000 as targeted net income for the performance goal. Each of Messrs. Edwards, Teague and Rumley were eligible to receive a number of shares of our common stock not to exceed an aggregate fair market value of 30% of their base salary if the performance goal was achieved, 40% of base salary if net income of at least 125% but less than 200% of targeted net income was achieved and 50% of their base salary if net income was at least 200% of targeted net income. Shares granted under the Amended and Restated Plan vest one-half on the first anniversary of the issue date and one-half on the second anniversary of the issue date. In the event that such overall corporate performance goals are obtained, the compensation committee, in its sole discretion, may nevertheless determine not to grant such shares or grant a fewer number of shares depending upon the circumstances such as the achievement of corporate or individual goals or strategic initiatives. Based on our overall financial performance in fiscal year 2016, our compensation committee awarded equity-based incentive compensation to our Named Executive Officers equal to 30% of their base salaries.

Retirement Plans.  The compensation committee believes that retirement programs are important to the Company as they contribute to the Company’s ability to be competitive with its peers and reward our executive officers based on long-term performance of the Company and, therefore, are an important piece of the overall compensation package for the Named Executive Officers. For all eligible employees, including our Named Executive Officers, we provide a 401(k) plan; others are participants in our defined benefit pension plan.

Until June 2004, our employees and executive officers were eligible to participate in a traditional defined benefit pension plan that was maintained by the Company. Effective June 2004, plan participation and benefits payable under that plan were frozen and, since that time, no new participants have been added to that plan. The only Named Executive Officer who is a participant in our defined benefit pension plan is Harold Edwards. At normal retirement age, Harold Edwards’s anticipated monthly payment under this plan would be $81.

The Company sponsors a defined contribution retirement plan maintained under section 401(k) of the Code. Under the terms of such plan, eligible employees may elect, beginning after one month of employment, to defer compensation up to that amount of their annual earnings permitted to be deferred under the applicable provisions of the Code. In addition to any deferral contributions made by our employees, the Company contributes to the account of each eligible employee with at least one year of qualifying service a matching contribution of up to 4% of such employee’s annual compensation plus such employee’s allocable share of any discretionary employer profit-sharing contribution. Participant deferral contributions and employer matching contributions are 100% vested at the time of contribution, and employer discretionary profit-sharing contributions vest at a rate of 20% per year of service beginning after two years of service, becoming 100% vested upon completion of six years of service. During fiscal year 2016, there were no changes made to our defined contribution plan related to company contributions, contribution limitations, vesting schedules or eligibility requirements.

Nonqualified Deferred Compensation.  None of our Named Executive Officers participates in or has account balances in nonqualified defined contribution or other deferred compensation plans maintained by the Company.

Change in Control, Separation or Severance Benefits.  The Amended and Restated Plan contains provisions which provide for the vesting of options and stock appreciation rights awarded thereunder, as well as the lapse of restrictions on and vesting of all incentive awards issued thereunder upon a change in control or certain termination events.

Except as otherwise provided in an Award Agreement or by the Board, or a committee thereof, in a written resolution at the date of grant, to the extent outstanding awards granted under the Amended and Restated Plan are not assumed, converted or replaced by the resulting entity in the event of a change in control, all outstanding Options and Stock Appreciation Rights become fully exercisable, all restrictions with respect to outstanding awards lapse and become vested and non-forfeitable, and any specified performance goals with respect to outstanding awards shall be deemed to be satisfied at target.

Except as provided in an Award Agreement or by a board committee in a written resolution at the date of grant or thereafter, to the extent outstanding awards granted under the Amended and Restated Plan are assumed, converted, or replaced by the resulting entity in the event of a change in control: (i) any outstanding awards that are subject to Performance Share-Based Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the change in control; (ii) each Performance Share-Based Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement; and (iii) all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the Award Agreement.

Except as otherwise provided in an Award Agreement or by a board committee in a written resolution at the date of grant or thereafter to the extent outstanding awards granted under the Amended and Restated Plan are either assumed, converted or replaced by the resulting entity in the event of a change in control, if a participant’s employment or service is terminated without Cause by the Company or an affiliate or a participant terminates his employment or service with the Company or an affiliate for Good Reason (if applicable), in either case, during the twelve-(12) month period following a change in control, all outstanding Options and

Stock Appreciation Rights held by a participant shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable. Under the Amended and Restated Plan a “change in control” is generally defined to mean: (i) the disposition of all or substantially all of the assets of the Company; (ii) any person or group is or becoming the “beneficial owner” directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

As each of our Named Executive Officers is not a party to any employment agreement, for purposes of the above “Cause” means:

•	the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing, or misfeasance, in each case, in connection with a Named Executive Officer’s duties or otherwise during the course of a Named Executive Officer’s employment or service with the Company or an Affiliate;
•	the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude, or theft;
•	the intentional and wrongful damaging of property, contractual interests, or business relationships of the Company or an Affiliate;
•	the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with, or a policy of, the Company or an Affiliate;
•	the continued failure to substantially perform the Named Executive Officer’s duties for the Company or an Affiliate;
•	current alcohol or prescription drug abuse affecting work performance;
•	current illegal use of drugs; or
•	any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

Since “Good Reason” is not defined in the applicable Award Agreements of our Named Executive Officers, and such persons are not a party to any employment related agreement, each Named Executive Officer shall not be entitled to terminate his employment or service for Good Reason.

Pursuant to our Award Agreements for restricted stock with our Named Executive Officers, in the event that the employment of a Named Executive Officer with the Company is terminated by the Company on or after the issue date of the Award, other than for Cause, any unvested restricted stock shall become fully vested only in the sole discretion of the Company. The compensation committee (or its designee, to the extent permitted under the Amended and Restated Plan) shall have sole discretion to determine if a Named Executive Officer’s rights have terminated pursuant to the Amended and Restated Plan and any Award Agreement, including but not limited to the authority to determine the basis for the Named Executive Officer’s termination of employment. In the event that a Named Executive Officer remains in continuous employment with the Company or an Affiliate from the issue date of an Award until a Named Executive Officer’s termination due to (i) death, (ii) Disability or (iii) retirement (if the Named Executive Officer has been employed by the Company for a period of at least the five (5) years immediately preceding the grant date and is age 65 or older), any unvested restricted stock previously issued shall become fully vested. For this purpose, “Disability” shall mean a Named Executive Officer is unable to engage in his profession by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The compensation committee shall certify Disability, after consultation with a qualified medical examiner, and shall determine a Named Executive Officer’s date of termination after taking into account the Named Executive Officer’s position and all applicable laws. In the event that Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (collectively, “Section 409A”) applies and any award would be paid to Named Executive Officer upon a “separation from service” within the meaning of Section 409A, and no exemption or exclusion from Section 409A shall apply, no award shall be released to any Named Executive Officer who is a “specified employee” within the meaning of Section 409A until the earlier of the first day of the seventh month after the month of such Named Executive Officer’s separation from service or the Named Executive Officer’s death.

The amounts shown in the following table reflect the potential value to the Named Executive Officers, as of the end of fiscal 2016, of full acceleration of all unvested restricted stock awards upon a change in control of the Company and upon certain terminations events. The amounts shown assume that a change in control or termination event was effective as of the last business day of fiscal year 2016 (October 31, 2016) and that the price of the Company’s common stock on which the calculations were based was the closing price on October 31, 2016 ($19.69). The amounts below are estimates of the incremental amounts that would be received upon a change in control or certain termination events; the actual amount can be determined only at the time of any actual change in control or termination event.

Estimated Potential Incremental Payments Upon Change in Control or Certain Termination Events

Name	Restricted Stock That May Vest Upon a Change in Control and/or Certain Termination Events(1),(2)	Total Value of Restricted Stock That May Vest Upon a Change in Control and/or Certain Termination Events ($)(3)
Harold Edwards	8,987	$176,954
Joseph Rumley	5,119	$100,793
Alex Teague	6,148	$121,054

(1)	Information regarding unvested restricted stock held by each Named Executive Officer is set forth in the Outstanding Equity Awards table below. Restricted stock is issued subject to vesting over two years thereafter.
(2)	Termination events include, upon death, Disability, termination other than for Cause (in the sole discretion of the Company) or retirement.
(3)	Total value calculated assuming a change in control or termination event date of October 31, 2016, and utilizing the market closing price on October 31, 2016 ($19.69 per share).

Perquisites and Other Personal Benefits.  The compensation committee reviews annually the perquisites that Named Executive Officers receive. The primary personal benefits for our Named Executive Officers are health and welfare benefits, including, medical, dental, vision and life insurance, in which the Named Executive Officers participate on the same terms as other company employees. In addition, company vehicles are provided to the Named Executive Officers, as well as to other members of management.

Employment Agreements.  As of the end of our 2016 fiscal year, the Company was not party to any employment agreements with any of our Named Executive Officers.

Other.  The compensation committee also considers the accounting, tax, and stockholder dilutive costs of specific compensation programs, and seeks to balance the earnings, tax and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly-qualified executives.

Benchmarking

When making compensation-related decisions, the compensation committee believes it is important to be informed as to the current practices of other companies in our industry and/or similar in size or other attributes to the Company and to set compensation levels for our executive officers that are competitive with such companies. As a result, in determining compensation levels for our Named Executive Officers and for purposes of determining any potential payments to our Named Executive Officers under our annual cash-based and equity-based incentive bonus programs, the compensation committee periodically reviews and compares available salary and incentive bonus information of other companies. As a part of such review and comparison, the compensation committee uses internally prepared surveys and other publicly and privately available information to compare each component of the Company’s compensation program to the compensation paid to equivalent executive officers at such companies, with a goal of setting competitive compensation levels for each of our executive officers. Also, to assist in benchmarking for fiscal year 2016, the compensation committee utilized Equilar, Inc. (“Equilar”), a market leader for benchmarking compensation, to compare compensation for our executive officers to selected peer groups. Equilar is independent from the Board and management team and their services are paid for through annual subscription fees. Equilar does not provide consulting services and only compiles information that is already publicly available. Equilar has not had any role in determining, providing advice on or recommending the amount or form of executive compensation. For fiscal year 2016, four benchmark data sets were considered in the evaluation. Three of the benchmark data sets were comprised of a sample of companies from compensation surveys administered by Equilar with market capitalization and revenue amounts similar to the Company. The fourth benchmark was comprised of eight companies selected from the Forbes 2011 List of Best Small Companies, with revenue amounts similar to the Company and that reflect high growth potential. The companies included in the fourth benchmark data set included Heritage-Crystal Clean Inc., UFP Technologies Inc., IEC Electronics Corp., Coffee Holding Co. Inc., Healthstream Inc., Winmark Corp., Alliance Fiber Optic Product and NVE Corp. The results of the benchmarking activities were utilized in designing our compensation program described in the “Elements of Compensation” section.

Effect of Say-on Pay Vote

At our 2016 Annual Meeting of Stockholders, pursuant to a non-binding, advisory vote, the stockholders approved the compensation of our Named Executive Officers as disclosed in the proxy statement for such annual meeting. The compensation committee has considered the results of this advisory vote and believes that it shows support by our stockholders for our compensation philosophy and the executive compensation programs that implement our philosophy. We have not significantly changed our executive compensation programs following the advisory vote.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for fiscal years 2016, 2015 and 2014. This table should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding our executive compensation program.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Harold Edwards, President and Chief Executive Officer(5)	2016	$534,200	$160,265	$120,199	$1,496	$23,530	$839,690
	2015	$518,700	$77,811	$51,870	$—	$23,822	$672,203
	2014	$494,000	$197,603	$209,950	$2,157	$21,721	$925,431
Joseph Rumley, Chief Financial Officer, Treasurer and Corporate Secretary	2016	$300,500	$90,141	$67,606	$—	$29,426	$487,673
	2015	$291,700	$43,760	$29,172	$—	$30,114	$394,746
	2014	$286,000	$114,405	$121,550	$—	$29,338	$551,293
Alex Teague, Senior Vice President	2016	$365,500	$109,664	$82,248	$—	$24,327	$581,739
	2015	$354,900	$53,240	$35,490	$—	$23,049	$466,679
	2014	$338,000	$135,192	$143,650	$—	$21,786	$638,628

The following charts reflect fiscal year 2016 compensation mix for our Named Executive Officers:

(1)	The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC 718, Compensation — Stock Compensation. Shares earned in fiscal year 2016 were issued in fiscal year 2017 and vest one-half in fiscal year 2018 and one-half in fiscal year 2019. Shares earned in fiscal year 2015 were issued in fiscal year 2016 and vest one-half in fiscal year 2017 and one-half in fiscal year 2018. Shares earned in fiscal year 2014 were issued in fiscal year 2015 and vest one-half in fiscal year 2016 and one-half in fiscal year 2017.
(2)	Amounts shown for fiscal year 2016 reflect cash-based incentive bonuses earned based on fiscal year 2016 performance but paid in fiscal year 2017. Amounts shown for fiscal year 2015 reflect cash-based incentive bonuses earned based on fiscal year 2015 performance but paid in fiscal year 2016. Amounts shown for fiscal year 2014 reflect cash-based incentive bonuses earned based on fiscal year 2014 performance but paid in fiscal year 2015.
(3)	The amounts shown reflect change in pension value, which is based upon the change in the present value of the accrued benefit from fiscal years 2015 to 2016, 2014 to 2015 and 2013 to 2014. This change can be impacted by, among other things, changes in the assumptions used for the discount rate, long-term rate of return and mortality tables used.

(4)	All Other Compensation consists of, for each of our Named Executive Officers, life insurance premiums, profit sharing and matching contributions under our 401(k) plan and personal usage of company vehicles. For fiscal year 2016, All Other Compensation was as follows:

Name	Company Contributions to 401(k) ($)	Perquisites and Personal Benefits ($)	Life Insurance Premiums Paid by the Company ($)
Harold Edwards	$21,200	$622	$1,708
Joseph Rumley	$20,948	$7,500	$978
Alex Teague	$21,200	$1,946	$1,181
(5)	Mr. Edwards does not receive compensation for being a director of the Company.

Grants of Plan-Based Awards in Fiscal Year 2016

The following table provides information about grants of equity and non-equity plan-based awards to the Named Executive Officers in the fiscal year ended October 31, 2016:

	Grant Date(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Award(1)(3)(4)			Grant Date Fair Value of Stock Awards ($)(5)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Harold Edwards	12/23/16	$106,840	$106,840	$320,520	—	—	—	—
	12/23/16	—	—	—	$160,260	$160,260	$267,100	$160,256
Joseph Rumley	12/23/16	$60,100	$60,100	$180,300	—	—	—	—
	12/23/16	—	—	—	$90,150	$90,150	$150,250	$90,138
Alex Teague	12/23/16	$73,100	$73,100	$219,300	—	—	—	—
	12/23/16	—	—	—	$109,650	$109,650	$182,750	$109,660

(1)	See page 21 of the proxy statement, under “COMPENSATION DISCUSSION AND ANALYSIS — Elements of Compensation — Annual Performance Equity-Based Incentive Bonuses,” for a description of our Equity-Based Incentive Bonus Plan. Under our Equity-Based Incentive Plan, awards that may be paid out are in the form of the number of shares of our common stock that is derived from a percentage of the Named Executive Officers’ salary.
(2)	These columns show the potential payments for each of our Named Executive Officers under the Amended and Restated Plan with respect to fiscal year 2016 performance. Threshold, target and maximum represent 20%, 20% and 60% of the Named Executive Officers’ annual salaries, respectively. Non-equity incentive plan awards of $120,199, $67,606 and $82,248 were earned in fiscal year 2016 by Messrs. Edwards, Rumley and Teague, respectively. These non-equity incentive plan awards were paid to the Named Executive Officers in fiscal year 2017.
(3)	These columns show the potential payments for each of our Named Executive Officers under the Amended and Restated Plan with respect to fiscal year 2016 performance. Threshold, target and maximum represent 30%, 30% and 60% of the Named Executive Officers’ annual salary. Equity incentive plan awards of $160,265, $90,141 and $109,664 were earned in fiscal year 2016 by Messrs. Edwards, Rumley and Teague, respectively. These equity incentive plan awards were approved by the compensation committee on December 12, 2016 and issued to the Named Executive Officers on December 23, 2016.
(4)	All such shares, whether vested or unvested, are considered issued and outstanding on the date of issuance, and our Named Executive Officers have voting rights with respect to, and receive any dividends on, such shares granted to them.
(5)	The value of stock awards is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. As described, beginning on page 21 of the proxy statement, under “COMPENSATION DISCUSSION AND ANALYSIS — Elements of Compensation — Annual Performance Equity-Based Incentive Bonuses,” equity compensation is generally based on a percentage of the employee’s salary and the number of shares of common stock issued to the Named Executive Officers stock was equal to the relevant percentage of salary divided by the fair value of such stock on the issue date.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table summarizes the total outstanding equity awards as of October 31, 2016 for each Named Executive Officer:

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Harold Edwards(2)	8,987	$176,954
Joseph Rumley(3)	5,119	$100,793
Alex Teague(4)	6,148	$121,054

(1)	Based on a fair market value of our common stock on October 31, 2016, the last trading day of our fiscal year 2016, of $19.69 per share.
(2)	On December 23, 2016, in connection with fiscal year 2016 performance, we issued to Mr. Edwards 8,045 shares of restricted stock. One-half of such shares will vest on December 23, 2017 and one-half of such shares will vest on December 23, 2018. On December 24, 2015, in connection with fiscal year 2015 performance, we issued to Mr. Edwards 5,089 shares of restricted stock. One-half of such shares vested on December 24, 2016 and one-half will vest on December 24, 2017.
(3)	On December 23, 2016, in connection with fiscal year 2016 performance, we issued to Mr. Rumley 4,525 shares of restricted stock. One-half of such shares will vest on December 23, 2017 and one-half will vest on December 23, 2018. On December 24, 2015, in connection with fiscal year 2015 performance, we issued to Mr. Rumley 2,862 shares of restricted stock. One-half of such shares vested on December 24, 2016 and one-half will vest on December 24, 2017.
(4)	On December 23, 2016, in connection with fiscal year 2016 performance, we issued to Mr. Teague 5,505 shares of restricted stock. One-half of such shares will vest on December 23, 2017 and one-half will vest on December 23, 2018. On December 24, 2015, in connection with fiscal year 2015 performance, we granted Mr. Teague 3,482 shares of restricted stock. One-half of such shares vested on December 24, 2016 and one-half will vest on December 24, 2017.

Option Exercises and Stock Vested in Fiscal Year 2016

The following table sets forth information about the vesting of restricted stock held by our Named Executive Officers during fiscal year 2016:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Harold Edwards	6,553	$100,195
Joseph Rumley	3,794	$58,010
Alex Teague	4,485	$68,576

(1)	Based on a fair market value of our common stock on December 24, 2015 of $15.29 per share. The vesting dates were December 26, 2015 and December 27, 2015. However, those were weekend dates. The number of shares vesting and value realized on vesting is in connection with shares issued on December 26, 2013 and December 27, 2014 for performance in fiscal years 2013 and 2014, respectively.

Pension Benefits in Fiscal Year 2016

The Company’s defined benefit pension plan is a tax-qualified retirement plan that covers eligible employees of the Company. Effective in June 2004, participation in such plan was frozen so that anyone who was hired by the Company on or after June 2004 is ineligible to participate in such plan. Under the plan, age 65 is considered normal retirement age. Participating employees may retire with benefits as early as age 55, provided they then have at least five years of qualifying service. Normal retirement benefits for a participant are calculated based on such participant’s highest average pay over any five consecutive calendar years of employment. The maximum benefit is payable to employees who retire at age 65 with 30 or more years of service and is equal to 65% of such employee’s highest average pay less 60% of the applicable participant’s estimated annual Social Security benefit. For participating employees who retire at age 65 with less than 30 years of service, their retirement benefit is equal to such maximum benefit amount multiplied by a fraction, the numerator of which is total years of qualifying service and the denominator of which is 30. For participating employees who elect to retire prior to age 65, the benefits under the Company’s defined benefit pension plan that would otherwise be payable to them at age 65 are actuarially reduced to account for the longer period they are expected to be receiving payments.

Benefits are paid in the form of a life annuity, with married employees having the option to elect to receive benefit payments in the form of a 50% joint and survivor annuity. Additionally, participating retiring employees may elect a ten-year certain and life optional form of payment, a contingent annuity with a ten-year certain and life optional form of payment or a 100%, 75% or 50% joint and survivor optional form of payment naming someone other than his or her spouse as joint annuitant.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Harold Edwards	Limoneira Company Retirement Plan(2)	0.5	$7,336	$—

(1)	Liabilities shown in this column are computed using the projected unit credit method reflecting average salary and service as of the fiscal year end. The material assumptions used to determine these liabilities can be found in the fiscal year end FAS Disclosures Actuarial Valuation Report, except we assumed no pre-retirement decrements and that retirement occurs at the plan’s earliest unreduced retirement age.
(2)	The plan’s benefit formula is integrated with Social Security and is based on the participant’s years of service for the Company and final average compensation. Compensation is limited to the applicable limit under Section 401(a)(17) of the Code. The plan benefit is limited to the applicable Internal Revenue Code section 415(b) limit. Only employees hired before June 30, 2004 are eligible to participate in the plan. In addition, eligibility for the plan occurs no later than the completion of 500 hours of service in the first twelve months of employment. Effective June 30, 2004, the plan was frozen. Additional benefit service cannot be earned after June 30, 2004. Early retirement age is the first day of any month after age 55, provided the participant has earned five years of vesting service at the time of retirement.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K to be included in the Company’s 2017 proxy statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s proxy statement.

Members of the Compensation Committee:

John W. H. Merriman, Chairman
Ronald L. Michaelis
Donald R. Rudkin

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

General

The Board has recommended and asks that the stockholders of the Company ratify the selection of Ernst & Young, LLP as independent auditor for the Company for the fiscal year ending October 31, 2017.

Ernst & Young, LLP is a registered public accounting firm and was appointed by our audit and finance committee to audit the annual financial statements for the fiscal years ended October 31, 2016 and October 31, 2015. Based on its past performance during these audits, the audit and finance committee of the Board has selected Ernst & Young, LLP as the independent auditor to perform the audit of our financial statements and internal control over financial reporting for fiscal year 2017. Information regarding Ernst & Young, LLP can be found at: www.ey.com.

If you do not ratify the selection of Ernst & Young, LLP, the Board will reconsider its selection of Ernst & Young, LLP and may, in its sole discretion, make a new proposal for independent auditor.

Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.

Fees

The chart below sets forth the total amount billed to us by Ernst & Young, LLP for services performed for fiscal years 2016 and 2015, respectively, and breaks down these amounts by category of service:

	2016	2015
Audit Fees(1)	$888,000	$696,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	151,000	300,000
All Other Fees(4)	2,000	2,000
Total	$1,041,000	$998,000

(1)	“Audit Fees” are fees billed by Ernst & Young, LLP for professional services for the audit of our consolidated financial statements filed on Form 10-K, the audit of our internal controls over financial reporting and for the review of our interim financial statements included in our quarterly reports on Form 10-Q.
(2)	“Audit-Related Fees” are fees billed by Ernst & Young, LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax fees” are fees billed by Ernst & Young, LLP for professional services rendered in connection with tax compliance, advice and planning.
(4)	“All Other Fees” are fees billed by Ernst & Young, LLP for products and services other than those reported in Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval Policies and Procedures

The audit and finance committee has responsibility for conducting its appraisal and approval of audit and non-audit services. The audit and finance committee allows delegation to members of the committee to approve additional audit and non-audit services. The audit and finance committee or one of its members has pre-approved all of the services provided by Ernst & Young, LLP for fiscal years 2016 and 2015. All other audit-related, tax and other fees may be approved by the audit and finance committee prospectively.

In making its recommendation to ratify the selection of Ernst & Young, LLP as independent auditor for the fiscal year ending October 31, 2017, the audit and finance committee has considered whether the services provided by Ernst & Young, LLP are compatible with maintaining the independence of Ernst & Young, LLP and has determined that such services do not interfere with Ernst & Young, LLP’s independence.

Required Vote for Stockholder Approval

The affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to approve this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the ratification of the selection of Ernst & Young, LLP to serve as independent auditor for the Company for the fiscal year ending October 31, 2017.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter to us and to our stockholders. Newly enacted legislation enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement as required pursuant to section 14A of the Securities Exchange Act (15 U.S.C. 78n-1).

As described in detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our executive compensation programs are designed to attract, motivate and retain our Named Executive Officers, who are critical to our strategic goals and success. Under our executive compensation program, our Named Executive Officers receive compensation that encourages both near-term and long-term growth and successes through compensation linked to performance standards aimed to increase stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our Named Executive Officers.

The compensation committee bases its executive compensation decisions on our compensation objectives, which include the following:

•	aligning management’s incentives with the interests of our stockholders;
•	providing competitive compensation to our Named Executive Officers;
•	rewarding Named Executive Officers for past performance and motivating them to excel in the future; and
•	rewarding superior performance of both the Company and each individual executive and encouraging actions that promote our near-term and long-term strategic goals.

We believe that our existing compensation programs have been effective at motivating our Named Executive Officers to achieve superior performance and successes for us, aligning compensation with performance measures and stockholder interests and enabling us to attract, retain and motivate talented executive officers.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. Accordingly, we will ask our stockholders to approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal Year 2016 Summary Compensation Table and the other related tables and disclosures by voting FOR the approval of our executive compensation program.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our stockholders and will review and consider the outcome of this advisory vote when making future compensation decisions for our Named Executive Officers and will evaluate whether any actions are necessary.

The Company will include a proposal seeking stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers in its proxy statement every year until the Annual Meeting of Stockholders in 2017. In 2017, the Company will include a proposal seeking stockholder approval, on an advisory basis, of the frequency at which the Company shall seek stockholder approval, on an advisory basis, of the compensation of our Named Executive Officers.

Required Vote for Stockholder Approval

The affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to approve this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the compensation of our Named Executive Officers.

PROPOSAL 4: FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Pursuant to legislation enacted by congress, our stockholders may approve, on a non-binding, advisory basis, the frequency of which we should seek an advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the executive compensation rules of the SEC. Stockholders may choose to approve holding this advisory vote on the compensation of our Named Executive Officers annually, biennially or triennially. Accordingly, we are asking stockholders whether the advisory vote should occur every year, once every two years or once every three years.

After careful consideration of the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our Named Executive Officers to stockholders, our Board recommends the advisory vote on executive compensation to stockholders annually.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, the annual vote on the compensation of our Named Executive Officers will provide our Board and compensation committee with frequent input from stockholders on our compensation programs. Finally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and aligning management’s incentives with the interests of, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.

For the reasons discussed above, the Board recommends that stockholders vote to hold an advisory vote on executive compensation at an annual meeting of stockholders every year. Stockholders should be aware that they are not voting “for” or “against” the Board’s recommendation to hold an annual advisory vote on executive compensation. Rather, stockholders will be casting votes to recommend an advisory vote on executive compensation every year, once every two years or once every three years, or they may abstain entirely from voting. The option for one year, two years or three years that receives the highest number of votes cast be stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, the outcome of this vote is advisory and non-binding on us or our Board in any way. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. Nevertheless, our Board will review and consider the outcome of this vote when making determinations as to how frequently the advisory vote on executive compensation should be held.

Recommendation of the Board

The Board recommends that you vote for submitting the advisory vote on the compensation of our Named Executive Officers to the stockholders of the Company every ONE YEAR.

PROPOSAL 5: APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED PLAN AND THE MATERIAL PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED PLAN, FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF INTERNAL REVENUE CODE SECTION 162(M)

General

The Board recommends that the stockholders of the Company (A) approve amendments to the Amended and Restated Plan described in this proposal, and (B) approve the performance goals under the Amended and Restated Plan, as may be amended pursuant hereto. On March 23, 2010, the stockholders of the Company approved the 2010 Omnibus Incentive Plan. In 2012, the Board and the stockholders of the Company approved certain revisions to the 2010 Omnibus Incentive Plan to ensure its compliance with Sections 162(m) and 409A of the Code. On January 24, 2017, the Board approved amendments to the Amended and Restated Plan, described in this proposal (the “Plan Amendments”), subject to the approval of the stockholders. A copy of the Amended and Restated Plan as amended by the Plan Amendments is attached as Appendix A to this Proxy Statement. The material terms of the Amended and Restated Plan, assuming the approval of the Plan Amendments, are summarized below under the heading “Material Terms of the Amended and Restated Plan.” If this proposal is not approved, the Plan Amendments will not be effective.

In addition to approval of the Plan Amendments in this proposal we are also asking the stockholders of the Company to approve the performance goals for performance awards granted under the Amended and Restated Plan (as may be amended pursuant hereto), in each case as described in this Proposal 5, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the stockholders of the Company approve the material terms for performance-based compensation under the Amended and Restated Plan, as may be amended pursuant hereto, assuming that all other requirements under Section 162(m) of the Code are met, the Company may be able to obtain tax deductions with respect to awards issued under the Amended and Restated Plan, as may be amended pursuant hereto to covered employees without regard to the limitations of Section 162(m) of the Code through the 2022 Annual Meeting of Shareholders (in other words, for around five years). If the stockholders of the Company do not approve this proposal, any awards the Company make under the Amended and Restated Plan after the fifth anniversary of its last approval by the stockholders of the Company will not qualify as deductible under Section 162(m) of the Code.

The Board believes the approval of the Plan Amendments and the approval the performance goals under the Amended and Restated Plan, as may be amended pursuant hereto, is advisable and in the best interests of the Company and its stockholders because it assists in attracting and retaining employees, directors and consultants of the Company and its affiliates, motivates such individuals by means of performance-related incentives to achieve long-range performance goals and enables such individuals to participate in the long-term growth and financial success of the Company.

Changes Provided by the Plan Amendments

•	Section 162(m). An amendment to revise the limits on “Stock Options” to ensure documentary and administrative compliance with the Code provision that allows for enhanced tax deductions of performance-based compensation for Named Executive Officers.
•	Other Changes. Other changes include the deletion of “extraordinary items” from the definition of “Performance Goals”; the addition of events for modification of “Performance Goals”, including asset write-downs, litigation or claims, judgments or settlements; the effect of changes in tax laws, reorganization and restructuring programs, acquisitions or divestitures, foreign exchange gains and losses, and change in the Company’s fiscal year; the creation of a $250,000 limit on the amount of aggregate compensation (cash and Awards under the Amended and Restated Plan) a non-employee director of the Company can receive; and the inclusion of tax withholding language relating to the adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016.

Material Terms of the Amended and Restated Plan

The Amended and Restated Plan authorizes the grant of nonqualified stock options, incentive stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, performance awards, other stock-based awards and performance compensation awards to any employee of, or consultant to, the Company or any of its affiliates (including any prospective employee), or non-employee director who is a member of the Board or the board of directors of an affiliate of the Company. The following description of the Amended and Restated Plan should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Amended and Restated Plan, a copy of which is attached to the proxy statement as Exhibit A.

Shares Available for Awards.  The number of shares of common stock issuable pursuant to all awards granted under the Amended and Restated Plan shall not exceed 1,000,000, provided that the aggregate number of shares of common stock with respect to which incentive stock options may be granted shall be 800,000. Subject to this overall limitation, individual awards are limited to the following on a per participant basis: (i) the maximum number of shares of common stock with respect to which stock options may be granted in any fiscal year is 200,000, (ii) the maximum number of shares of common stock with respect to which SARs may be granted in any fiscal year is 200,000, (iii) the maximum aggregate number of shares of restricted stock in any fiscal year is 500,000, (iv) the maximum aggregate number of restricted stock units in any fiscal year is 500,000, (v) the maximum number of shares awarded or credited with respect to performance awards in any performance period is 500,000 shares determined as of the date of payout (or, if paid in cash, the equivalent cash value thereof) and (vi) the maximum number of other stock-based awards in any fiscal year is 200,000 shares. The number of shares issued or reserved pursuant to the Amended and Restated Plan (or pursuant to outstanding awards) is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, stock dividends and other changes in our common stock. Shares subject to awards that have been expired or have been forfeited or cancelled, or settled in cash do not count as shares issued under the Amended and Restated Plan. However, (i) if shares are tendered or otherwise used in payment of the exercise price of any option, the total number of shares covered by the option being exercised shall count as shares issued under the Amended and Restated Plan; (ii) shares withheld by the Company to satisfy a tax withholding obligation shall count as shares issued under the Amended and Restated Plan; and (iii) the number of shares covered by a SAR, to the extent it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Amended and Restated Plan. If, under the Amended and Restated Plan, a participant has elected to give up the right to receive compensation in exchange for shares based on fair market value, shares will not count as shares issued under the Amended and Restated Plan.

Administration.  The Amended and Restated Plan is administered by the compensation committee. The compensation committee has the full power and authority to determine the individuals to whom awards may be granted under the Amended and Restated Plan, the type or types of awards to be granted to a participant and the other terms and conditions applicable to awards. The compensation committee is also authorized to interpret the Amended and Restated Plan, to establish, amend and rescind any rules and regulations relating to the Amended and Restated Plan and to make any other determinations that it deems necessary or desirable for the administration of the Amended and Restated Plan. With the exception of certain limitations under Section 409A, all designations, determinations, interpretations and other decisions under or with respect to the Amended and Restated Plan or any award are within the sole discretion of the compensation committee, may be made at any time and are final, conclusive and binding upon all persons, including the Company, any affiliate, any participant, any holder or beneficiary of any award and any stockholder.

Options.  The compensation committee will determine the participants to whom options will be granted, the number of shares to be covered by each option, the exercise price thereof and the conditions and limitations applicable to the exercise of the option. Incentive stock options may be granted only to employees and are subject to certain other restrictions. To the extent an option intended to be an incentive stock option does not so qualify, it will be treated as a nonqualified option. With respect to exercise price, each option shall have an exercise price which shall not be less than 100% of the fair market value per share on the grant date; provided further that if the option is an incentive stock option granted to a 10% stockholder, the exercise price shall not be less than 110% of the fair market value per share on the grant date. Each option is exercisable at such times and subject to such terms and conditions as the compensation committee determines, and no option shall be exercisable more than ten years from the grant date (or five years in the case of an incentive stock option granted to a 10% stockholder). Payment of the exercise price may be in cash, shares or a combination thereof, as determined by the compensation committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an option.

U.S. Federal Income Tax Consequences of the Issuance and Exercise of Options.  The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the Amended and Restated Plan, based upon the provisions of the Code as of the date of this proxy statement. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Participants in the Amended and Restated Plan should consult their tax advisors with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the Amended and Restated Plan.

Incentive Stock Options.  An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise, which we refer to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by the Company for federal income tax purposes.

Nonqualified Stock Options.  Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Deductibility of Compensation.  The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the corporation’s chief executive officer and any of its three other most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the Amended and Restated Plan that are based on performance goals, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code. Despite this, we reserve the right to grant awards under the Amended and Restated Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

Stock Appreciation Rights.  The compensation committee will determine the participants to whom SARs will be granted, the number of shares to be covered by each SAR, the grant price and the conditions and limitations applicable to the exercise thereof. Generally, each SAR will entitle a participant upon exercise to an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price. The compensation committee will determine whether a SAR will be settled in cash, shares or a combination of cash and shares.

Restricted Stock and Restricted Stock Units.  The compensation committee may award shares of restricted stock and RSUs. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of cash or stock to the participant only after specified conditions are satisfied. The compensation committee will determine the participants to whom shares of restricted stock and/or the number of restricted stock units to be granted to each participant, the duration of the period during which and the conditions, if any, under which, the restricted stock and restricted stock units may be forfeited to the Company.

Performance Awards.  The compensation committee may award performance awards that consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the compensation committee, in accordance with the achievement of such performance goals during performance periods established by the compensation committee and (iii) payable at such time and in such form as determined by the compensation committee. Performance awards may be paid in a lump sum or in installments following the close of the applicable performance periods.

Other Stock-Based Awards.  The compensation committee may grant participants other stock-based awards which will consist of any right which is (i) not an award described above and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares. The compensation committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the Amended and Restated Plan.

Performance Criteria.  With the exception of any award intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, the compensation committee has the authority to determine the performance criteria used to establish performance goals. The performance goals may vary from participant to participant, group to group and period to period. For those awards intended to qualify for the exception under Section 162(m) of the Code, the performance criteria used for establishing performance goals shall be based on certain enumerated criteria as set for in the Amended and Restated Plan.

Transferability.  Awards granted under the Amended and Restated Plan are not transferable other than by will or by the laws of descent and distribution.

Effectiveness of the Amended and Restated Plan; Amendment and Termination.  The Amended and Restated Plan will become effective when and if it is approved by the stockholders at the Annual Meeting. The Amended and Restated Plan will remain available for the grant of awards until the tenth anniversary of the effective date. The Board may amend, alter or discontinue the Amended and Restated Plan in any respect at any time so long as such action is in accordance with Section 409A, but no amendment may diminish any of the rights of a participant under any awards previously granted, without his or her consent. In addition, stockholder approval is required for any amendment that (i) would materially increase the benefits accruing the participants under the plan, (ii) would materially increase the number of securities which may be issued under the plan, (iii) would materially modify the requirements for participation in the plan or (iv) must otherwise be approved by the company’s stockholders in order to comply with applicable law or the rules of a national securities exchange upon which the shares are traded.

New Plan Benefits

As of the date of this proxy statement, no awards have been made under the Amended and Restated Plan that are contingent upon stockholder approval of this proposal. Awards to be received by officers and other employees following the date of this proxy statement are not determinable because future benefits or amounts to be received by or allocated to each person named will depend on a variety of factors, including fair market value of the Company’s stock and the achievement of performance goals set by the compensation committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of October 31, 2016 about our common stock that may be issued to employees and directors under the Amended and Restated Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	—	—	749,080	(1)(2)

(1)	The Amended and Restated Plan, was approved by the Board on January 24, 2012 and the stockholders at the 2012 Annual Meeting of Stockholders held on March 27, 2012. The stockholders of the Company will vote on a proposal to approve the Amended and Restated Plan again at the Annual Meeting to be held on March 28, 2017.
(2)	As of January 31, 2017, there were 685,436 shares of common stock remaining available for future issuance under the Company’s Amended and Restated Plan.

Required Vote for Stockholder Approval

The affirmative vote of the holders of at least a majority of the outstanding shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to approve this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the Plan Amendments and the approval of the performance goals under the Amended and Restated Plan, as may be amended pursuant hereto, for purposes of complying with the requirements of Internal Revenue Code Section 162(m).

PROPOSAL 6: APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from 19,900,000 shares to 39,000,000 shares. In January 2017, the Board adopted resolutions declaring the foregoing amendment advisable and directing that the amendment be submitted to a vote of the stockholders at the Annual Meeting.

Our Certificate of Incorporation currently authorizes the issuance of up to 20,000,000 shares of capital stock, consisting of 19,900,000 shares of common stock, par value $0.01 per share; 50,000 shares of preferred stock, par value $.01 per share; and 50,000 shares of preferred stock, par value $100 per share. An increase in the number of authorized shares of our common stock to 39,000,000 shares will increase our total authorized capitalization to 39,100,000 shares of capital stock, which includes our previously authorized 100,000 shares of preferred stock.

If our stockholders approve this Proposal 6, we expect to file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, substantially in the form as attached in Exhibit A hereto, as soon as practicable following stockholder approval effecting the amendment. Upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, Article FOURTH, section (a) of our Certificate of Incorporation will be amended to read in its entirety as follows:

“FOURTH:  (a) The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 39,100,000 shares of stock consisting of (i) 39,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), (ii) 50,000 shares of preferred stock, par value $.01 per share (the “Class A Preferred Stock”), and (iii) 50,000 shares of preferred stock, par value $100 per share (the “Class B Preferred Stock”) and collectively with the Class A Preferred Stock, the (“Preferred Stock ”). The Class A Preferred Stock may be issued in one or more series. The first series shall consist of 20,000 shares of Series A Junior Participating Preferred Stock, $0.01 Par Value and shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as set forth in the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, $.01 Par Value, of Limoneira Company filed with the Secretary of State of Delaware on November 30, 2006. The Class B Preferred Stock may be issued in one or more series. The first series shall consist of 30,000 shares of $8.75 Voting Preferred Stock, $100.00 Par Value, Series B and shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as set forth in the Amended Certificate of Designation, Preferences and Rights of $8.75 Voting Preferred Stock, $100.00 Par Value, Series B, of Limoneira Company filed with the Secretary of State of Delaware on July 1, 1997. The second series shall consist of 10,000 shares of 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 and shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions as set forth in the Certificate of Designation, Preferences and Rights of 4% Voting Preferred Stock, $100.00 Par Value, Series B-2 of Limoneira Company filed with the Secretary of State of Delaware on March 21, 2014. The remaining shares of Preferred Stock may be issued from time to time in accordance with Section (b) of this Article Fourth.”

Of the 19,900,000 shares of our common stock currently authorized, as of the close of business on January 31, 2017, there were 14,236,034 shares of common stock outstanding. In addition to the shares of common stock outstanding on January 31, 2017, there were 1,497,282 shares were reserved for future issuances of common stock, 685,436 shares reserved for further issuance under our Amended and Restated Plan and 973,563 shares reserved for conversion of our outstanding preferred stock to common stock, which leaves 2,496,619 authorized shares of common stock that remain available for issuance by us.

The Board has approved the proposed increase in authorized common stock for general corporate purposes in the future. The Board believes our current capital structure may be inadequate for our future business and financing needs as the number of unreserved shares of common stock available for issuance may not be sufficient to raise the necessary capital to execute on our business strategy and, at the same time, satisfy our obligations to issue common stock upon exercise of our equity awards and conversion of our outstanding preferred stock.

The additional shares that will be authorized if this Proposal 6 is approved may be used for various purposes. These purposes may include, among other things: reducing or refinancing indebtedness; acquiring assets, businesses or securities; repurchasing stock and making capital expenditures, as well as for working capital. From time to time, our Board evaluates our liquidity needs. As such, depending on our liquidity needs and market conditions, our Board may determine in the near future to raise additional capital by issuing common stock, which may include newly authorized shares pursuant to Proposal 6 if Proposal 6 is approved by our stockholders, in a registered offering or private placement for the purposes noted above, or for general corporate or other purposes. However, even if common stock is to be issued, none of the amount of common stock, amount of capital to be raised, exact timing of issuance or allocation of proceeds for different uses is determinable at this time as they will depend on our liquidity needs and market conditions. There can be no assurance that any such offering or other financing transaction will occur or will be successfully completed. This proxy statement shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Other than as described herein, we have no arrangements, agreements, understandings or plans at the current time for the issuance or use of common stock proposed to be authorized. The terms upon which any common stock may be issued will be determined by the Board. The Board does not intend to issue any common stock except on terms which the Board deems to be in the best interests of the Company. If this Proposal 6 is not approved by our stockholders, it is possible that our financing and business development alternatives may be limited by the lack of unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In short, if our stockholders do not approve this Proposal 6, we may not be able to access the capital markets, complete corporate collaborations or partnerships and pursue other business opportunities integral to our growth and success.

The additional common stock to be authorized by stockholder approval of this Proposal 6 would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal 6 and issuance of the additional authorized shares of common stock would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal 6 could be issued by the Board without further vote of our stockholders except as may be required in particular cases by our Certificate of Incorporation, applicable law, regulatory agencies or the NASDAQ Rules. Under our Certificate of Incorporation, stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders under our governing documents do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in Limoneira Company.

The proposed amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock that would become available for issuance if this Proposal 6 is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Further, the additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to adopt a rights agreement, or “poison pill,” which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any attempts directed at us), stockholders should be aware that approval of this Proposal 6 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If our stockholders approve the proposed amendment to our Certificate of Incorporation, it will become effective upon filing with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at the current level.

Required Vote for Stockholder Approval

The affirmative vote of the holders of at least a majority of the outstanding shares of our outstanding shares entitled to vote and the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock as a separate class, are required to approve this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 19,900,000 to 39,000,000.

PROPOSAL 7: ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR
APPROPRIATE, TO PERMIT THE SOLICITATION OF ADDITIONAL PROXIES

If, at the Annual Meeting, the number of shares, present in person or by proxy, is insufficient to constitute a quorum or the number of shares voting in favor is insufficient to approve any of Proposals 1 through 6, then the Board may move to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, in the Board’s sole discretion, in order to enable the Board to solicit additional proxies. In that event, we will ask our stockholders to vote only upon this adjournment proposal and not Proposals 1 through 6.

In this proposal, stockholders will be asked to grant discretionary authority to the holder of any proxy solicited by the Board so that such holder can vote in favor of the proposal to adjourn and postpone the annual meeting to a later date or dates, if necessary, so that the Board can solicit additional proxies. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against any of the proposals to defeat the proposal, we could adjourn the Annual Meeting without a vote on the matter and seek to convince the holders of those shares to change their votes in favor of the proposals. Generally, if the Annual Meeting is adjourned, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the Annual Meeting of the place, date and time to which the meeting is adjourned. However, pursuant to our Bylaws if the Annual Meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting must be given as if it were an original meeting.

Required Vote for Stockholder Approval

The affirmative vote of the majority of the shares, the holders of which are either present in person or represented by proxy at the Annual Meeting is required to approve this proposal.

Recommendation of the Board

The Board recommends that you vote FOR the approval of the adjournment of the Annual Meeting, if necessary or appropriate, in management’s sole discretion, to permit the solicitation of additional proxies.

AUDIT & FINANCE COMMITTEE REPORT

Our audit and finance committee is composed of three independent directors, all of whom are financially literate. In addition, the Board has determined that Mr. Rudkin, an independent director and the chairman of the audit and finance committee, qualifies as an “audit committee financial expert” as defined by the SEC. The audit and finance committee operates under a written charter, which reflects the requirements regarding audit committees under the NASDAQ Rules and The Sarbanes-Oxley Act of 2002. A copy of the audit and finance committee charter is available on the Company’s website at www.limoneira.com ..

The audit and finance committee’s primary role is to assist the Board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.

The Company’s management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to United States generally accepted accounting principles. The audit and finance committee monitors and oversees these processes.

The audit and finance committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit and finance committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management and the auditor regarding financial reporting), or attestation services. In addition, the audit and finance committee is responsible for pre-approving any non-audit services provided by the Company’s independent auditors. The audit and finance committee’s charter also ensures that the independent auditor discusses with the audit and finance committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.

The audit and finance committee has reviewed and discussed with management and Ernst & Young, LLP, the Company’s independent auditor, the audited financial statements as of and for the year ended October 31, 2016. The audit and finance committee has also discussed with Ernst & Young, LLP the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (Communication with Audit Committees). In addition, the audit and finance committee has received from the independent auditor its written report required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with Ernst & Young, LLP its independence from the Company and its management. Based on these reviews and discussions, the audit and finance committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended October 31, 2016.

Members of the Audit and Finance Committee:
Donald R. Rudkin, Chairman
John W. H. Merriman
Robert M. Sawyer

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our stock as of January 31, 2017 by (i) each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of our stock, (ii) each director and nominee for director, (iii) our Named Executive Officers and (iv) all of our directors and officers as a group. The applicable percentage ownership is based on 15,136,656 shares of common stock outstanding as of January 31, 2017, plus the number of shares of common stock to be issued upon the conversion of Series B Convertible Preferred Stock and Series B-2 Convertible Preferred Stock. All holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock.

The number of shares beneficially owned by each entity or individual is determined pursuant to Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within sixty days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

	Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner and Management	Number	Percentage
5% Beneficial Owners
Calavo Growers, Inc., 1141-A Cummings Road, Santa Paula, CA 93060	1,728,570	11.4%
Directors and Officers(2)
Elizabeth Blanchard Chess(3)	138,315	*
Lecil E. Cole(4)	65,577	*
Harold S. Edwards(5)	64,324	*
Gordon E. Kimball(6)	26,054	*
John W. H. Merriman	2,210	*
Ronald L. Michaelis(7)	322,889	2.1%
Donald R. Rudkin	5,934	*
Robert M. Sawyer(8)	57,715	*
Scott S. Slater	13,645	*
Alex M. Teague(9)	156,247	1.0%
Joseph D. Rumley(10)	15,655	*
Officers and Directors as a Group (11 persons)(11)	868,565	5.7%

*	Less than 1%.
(1)	The information provided in this table is based on the Company’s records and information supplied by the officers and the directors.
(2)	Except as set forth in the footnotes to this table, the business address of each director and officer listed is c/o Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060.
(3)	Shares are owned beneficially by Ms. Chess as a beneficiary of a trust. Ms. Chess shares voting and investment power over these shares.
(4)	Mr. Cole disclaims beneficial ownership of any shares of our common stock that are owned by Calavo Growers, Inc.
(5)	Includes 10,590 restricted shares of which 6,568 vest in 2017 and 4,022 vest in 2018. Mr. Edwards has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares. All shares are owned beneficially by Mr. Edwards as a beneficiary of a trust. Such amount includes 15,700 shares pledged by Mr. Edwards to Feltl and Company.
(6)	Includes 25,564 shares owned beneficially by Mr. Kimball as a beneficiary of a trust. Mr. Kimball shares voting and investment power over these shares. Also includes 490 shares held by Mr. Kimball’s wife.

(7)	Number of shares includes 184,875 shares issuable upon conversion of Series B Convertible Preferred Stock. Also includes 128,328 shares owned beneficially by Mr. Michaelis as a beneficiary of a trust. Mr. Michaelis shares voting and investment power over these shares
(8)	Shares are owned beneficially by Mr. Sawyer as a beneficiary of a trust. Mr. Sawyer shares voting and investment power over these shares.
(9)	Includes 105,968 shares held indirectly by a limited partnership and 7,246 restricted shares of which 4,494 vest in 2017 and 2,752 vest in 2018. Mr. Alex Teague has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares.
(10)	Includes 5,956 restricted shares of which 3,694 vest in 2017 and 2,262 vest in 2018. Mr. Rumley has voting and regular dividend rights with respect to the restricted shares, but no right to dispose of such shares. All shares are owned beneficially by Mr. Rumley as a beneficiary of a trust. Mr. Rumley shares voting and investment power over these shares.
(11)	Amount of outstanding shares used to determine the percentage ownership includes 353,563 shares issuable upon conversion of Series B Convertible Preferred Stock and 547,059 shares issuable on the conversion of Series B-2 Convertible Preferred Stock. The Series B-2 Convertible Preferred Stock is convertible at the market price of our common stock on the conversion date. Conversion of the Series B-2 Convertible Preferred Stock was assumed to have occurred on January 31, 2017 at a market price of $17.00.

There are no arrangements currently known to the Company, the operation of which may at a subsequent date result in a change of control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our stock and our other equity securities with the SEC. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based upon this assistance, as well as upon our review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act in fiscal year 2016.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

To be considered for inclusion in our proxy statement for the 2018 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than October 19, 2017. In order to be included in company-sponsored proxy materials, stockholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to stockholders. No other business (other than matters included in our proxy statement in accordance with Rule 14a-8) may be presented for action at such annual meeting unless a stockholder gives timely notice of the proposal in writing to the Secretary. To be timely, a stockholder’s notice is required to be delivered to the Secretary no earlier than the November 15 immediately preceding such annual meeting and no later than the close of business on the 90th day immediately preceding the scheduled date of such annual meeting. Stockholder proposals should be sent to Investor Relations at Limoneira Company, 1141 Cummings Road, Santa Paula, California 93060.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

Copies of our Annual Report on Form 10-K for the year ended October 31, 2016, as filed with the SEC, are available to stockholders free of charge on our website at www.limoneira.com under the caption “Investor Relations — Financial Information — SEC Filings” or by writing to us at 1141 Cummings Road, Santa Paula, California 93060, Attention: Investor Relations.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single set of proxy materials, unless one or more of these stockholders provides notice that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate set of proxy materials, or if you wish to receive separate copies of future notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will deliver the requested documents to you promptly on your oral or written request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions, Inc. at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank or other nominee to request information about householding.

OTHER MATTERS

We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

EXHIBIT A

LIMONEIRA COMPANY AMENDED AND RESTATED 2010 OMNIBUS INCENTIVE PLAN

LIMONEIRA COMPANY
AMENDED AND RESTATED
2010 OMNIBUS INCENTIVE PLAN

(as approved by the Board of Directors on ~~January24~~January 24, 2012)
(as approved by the stockholders on March 27, 2012)
(as amended on March 28, 2017)

Section 1. Purpose.  The purposes of this Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan (the “Plan”) are to promote the interests of Limoneira Company and its stockholders by (i) attracting and retaining employees and directors of, and consultants to, the Company and its Affiliates, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. This Plan is intended to replace the prior Limoneira Company 2010 Omnibus Incentive Plan (the “Prior Plan”), which Prior Plan shall be automatically terminated, replaced, and superseded by this Plan on the date this Plan is approved by the Company’s stockholders. Notwithstanding the foregoing, any awards granted under the Prior Plan shall remain in effect pursuant to the terms of the Prior Plan and the respective award agreements thereunder.

Section 2. Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean any employer with which the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided, however, that the term Affiliate shall be construed in a manner in accordance with the registration provisions of applicable securities laws.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Performance Share-Based Award, Other Share-Based Award, or Performance Compensation Award made or granted from time to time hereunder.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant, including by electronic means, as provided in Section 14(f).

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause,” as a reason for a Participant’s termination of employment or service, shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean:

(i)	the intentional engagement in any acts or omissions constituting dishonesty, breach of a fiduciary obligation, wrongdoing, or misfeasance, in each case, in connection with a Participant’s duties or otherwise during the course of a Participant’s employment or service with the Company or an Affiliate;
(ii)	the commission of a felony or the indictment for any felony, including, but not limited to, any felony involving fraud, embezzlement, moral turpitude, or theft;
(iii)	the intentional and wrongful damaging of property, contractual interests, or business relationships of the Company or an Affiliate;
(iv)	the intentional and wrongful disclosure of secret processes or confidential information of the Company or an Affiliate in violation of an agreement with, or a policy of, the Company or an Affiliate;
(v)	the continued failure to substantially perform the Participant’s duties for the Company or an Affiliate;

(vi)	current alcohol or prescription drug abuse affecting work performance;
(vii)	current illegal use of drugs; or
(viii)	any intentional conduct contrary to the Company’s or an Affiliate’s written policies or practices.

(f) “Change of Control” shall mean the occurrence of any of the following:

(i)	the sale, lease, transfer, conveyance, or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or
(ii)	any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise, or
(iii)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, but excluding any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) cease for any reason to constitute a majority of the Board, then in office.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean either:

(i)	a committee of the Board designated by the Board to administer the Plan and composed of not less than two (2) directors, each of whom is required to be a “Nonemployee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan; or
(ii)	a committee of the Board designated by the Board to administer the Plan and, with respect to “applicable employee remuneration” for purposes of Code Section 162(m), a subcommittee designated by the Board composed of not less than two (2) directors, each of whom is required to be a “Nonemployee Director” and an “outside director” (as such terms are defined above), which subcommittee shall be considered a compensation committee for purposes of Code Section 162(m) and the regulations promulgated thereunder.

(i) “Company” shall mean Limoneira Company, a Delaware corporation, together with any successor thereto.

(j) “Covered Employee” shall mean a “covered employee” as defined in Code Section 162(m)(3).

(k) “Effective Date” shall have the meaning ascribed to it in Section 16(a).

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m) “Fair Market Value” shall mean, except as otherwise provided in the applicable Award Agreement,

(i)	with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee in accordance with objective, arm’s length standards; and
(ii)	with respect to the Shares, as of any date:

(A) the closing per-share sale price (excluding any “after hours” trading) of the Shares (aa) as reported by the National Association of Securities Dealers Automated Quotations (“NASDAQ”) for such date, or (bb) if the Shares are listed on a national stock exchange other than the NASDAQ, the closing per-share sale price of the Shares as reported on the stock exchange composite tape for securities traded on such stock exchange for such date, or

(B) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A).

(n) “Fiscal Year” shall mean the Company’s fiscal year beginning each November 1 and ending the following October 31.

(o) “Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance, or similar agreement, if any, between the Participant and the Company or an Affiliate. If the Participant is not a party to an employment, severance, or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of this Plan, the Participant shall not be entitled to terminate his employment or service for Good Reason.

(p) “Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan (and which is so designated in the applicable Award Agreement) and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(q) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) and 4(b) or Section 11(d)(vi) of the Plan.

(r) “Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that does not qualify as an Incentive Stock Option.

(s) “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

(t) “Other Share-Based Award” shall mean any right granted under Section 10 of the Plan.

(u) “Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or nonemployee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan or who receives a Substitute Award.

(v) “Performance Share-Based Award” shall mean any right granted under Section 9 of the Plan.

(w) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(x) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or an Affiliate, division, or operational unit of the Company or an individual service provider). The Performance Criteria applicable to any Award that is intended to qualify for the “performance-based compensation” exception from the tax deductibility limitations of Section 162(m) of the Code shall be based on one or more of the following criteria: (i) return measures, including, but not limited to, return on assets, net assets, stockholders’ equity, stockholder returns, capital, invested capital, sales, or revenue; (ii) revenue; (iii) average revenue; (iv) profit margin; (v) earnings per Share; (vi) net earnings or net income (before or after taxes), net income compared to average net income over a period, net income as a percentage determinant to multiply times salary; (vii) operating earnings; (viii) net sales or revenue growth; (ix) cash flow, including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, average cash, cash from activities, cash from activities compared to average cash from activities over a period, and cash flow return on investment; (x) earnings before or after interest, taxes, depreciation and amortization; (xi) net operating profit; (xii) growth of business; (xiii) operating expenses; (xiv) capital expenses; (xv) cost or expense targets; (xvi) share price, including, but not limited to, growth measures and total shareholder return; (xvii) enterprise value; (xviii) equity market capitalization; (xix) cost reduction or savings; (xx) performance against operating budget goals; (xxi) margins; (xxii) customer satisfaction; (xxiii) working capital targets; (xxiv) working value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xxv) completion of securities offering; (xxvi) completion of corporate refinancing; (xxvii) sales or market share; (xxviii) operating objectives or activities; or (xxix) individually specified objectives.

To the extent required under Section 162(m) of the Code, the Committee shall, within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(y) “Performance Formula” shall mean, for a Performance Period, one or more objective formulas applied against the relevant Performance Goals to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(z) “Performance Goals” shall mean, for a Performance Period, one or more goals as may be established in writing by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first ninety (90) days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first ninety (90) days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants:

(i)	in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company; or
(ii)	in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions~~.~~, including any changes in tax laws; or

~~Achievement of Performance Goals may be measured by including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposition of a~~

~~business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30), or other applicable accounting rules, or consistent with the Company’s policies and practices for measuring the achievement of Performance Goals on the date on which the Committee establishes the Performance Goals.~~

(iii)	in the event of, or in anticipation of, any asset write-downs; or
(iv)	in the event of, or in anticipation of, any litigation or claims judgments or settlements; or
(v)	in the event of, or in anticipation of, any reorganization and restructuring programs; or
(vi)	in the event of, or in anticipation of, any acquisitions or divestitures; or
(vii)	in the event of, or in anticipation of, any foreign exchange gains and losses; or
(viii)	in the event of, or in anticipation of, any change in the Company’s fiscal year.

(aa) “Performance Period” shall mean the one (1) or more periods of time of at least twelve (12) consecutive months in duration (usually a Fiscal Year), as the Committee may select, over which the attainment of one (1) or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(bb) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, or political subdivision.

(cc) “Plan” shall mean this Limoneira Company Amended and Restated 2010 Omnibus Incentive Plan, as amended from time to time and reflected in accordance with Section 12 hereof.

(dd) “Prior Plan” shall have the meaning specified in Section 1.

(ee) “Restricted Share” shall mean any physical or electronic book-entry Share granted under Section 8 of the Plan.

(ff) “Restricted Share Unit” shall mean any unit that represents an unfunded and unsecured promise to deliver Shares or some other form of payment in the future granted under Section 8 of the Plan.

(gg) “Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

(hh) “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

(ii) “Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder as in effect from time to time.

(jj) “Separation from Service” shall mean a termination from employment or service of an employee or other service provider with the Company and all Affiliates; provided that the employment relationship shall be considered to continue while the individual is on military leave, sick leave, or other bona fide leave of absence so long as the period of such absence does not exceed six (6) months, or, if longer, so long as the individual retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. An employee or other service provider is presumed to have separated from service where the level of bona fide services preformed decreases to a level equal to twenty percent (20%) or less than the average level of services performed by the employee or other service provider during the immediately preceding thirty-six-(36-) month period. In all applicable cases, whether an employee or other service provider has incurred a Separation from Service shall be determined in accordance with Section 409A.

(kk) “Shares” shall mean the common stock of the Company, $0.01 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares, or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(d) of the Plan; provided that such other securities shall, for Options and Stock Appreciation Rights, always constitute “service recipient stock” within the meaning of Section 409A.

(ll) “Specified Employee” shall mean a “specified employee” within the meaning of Section 409A and the Company’s Specified Employee determination policy, if any.

(mm) “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(nn) “Substitute Awards” shall have the meaning specified in Section 4(e) of the Plan.

(oo) “Ten Percent Shareholder” shall mean an individual who, at the time an Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company. An individual shall be considered as owning the stock owned, directly or indirectly, by or for the individual’s brothers and sisters, spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

Section 3. Administration.

(a) Committee; Powers of.  The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law (including Section 409A), and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)	designate Participants;
(ii)	determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards (except for Nonqualified Stock Options and Stock Appreciation Rights which automatically constitute such Awards);
(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;
(iv)	determine the terms and conditions of any Award;
(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;
(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A);
(vii)	interpret, administer, or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan;
(viii)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix)	establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and
(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan or limited by Section 409A, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) The mere fact that a Committee member shall fail to qualify as a “Nonemployee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan.

(d) No member of the Committee shall be liable to any Person for any action or determination made in good faith with respect to the Plan or any Award hereunder.

(e) With respect to any Performance Compensation Award granted to a Covered Employee under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(f) The Committee may delegate to one or more officers of the Company (or, in the case of awards of Shares, the Board may delegate to a committee made up of one or more directors) the authority to grant Awards to Participants who are not Covered Employees or who are not executive officers or directors of the Company subject to Section 16 of the Exchange Act.

Section 4. Shares Available for Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 4(d), the aggregate number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, One Million (1,000,000) Shares; provided that the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be Eight Hundred Thousand (800,000) Shares.

(b) Fiscal Year/Performance Period Award Limits.  Subject to the overall limitations in Section 4(a), individual Awards shall be subject to the following limitations on a per Participant basis:

(i)	~~Nonqualified~~ Stock Options. The maximum number of Shares with respect to which Nonqualified Stock Options and Incentive Stock Options may be granted to any one Participant in any Fiscal Year shall be Two Hundred Thousand (200,000) Shares.
(ii)	Stock Appreciation Rights. The maximum number of Shares with respect to which any Stock Appreciation Rights may be granted to any one Participant in any Fiscal Year shall be Two Hundred Thousand (200,000) Shares.
(iii)	Restricted Shares. The maximum aggregate number of Shares of Restricted Shares that may be granted to any one Participant in any Fiscal Year shall be Five Hundred Thousand (500,000) Shares.
(iv)	Restricted Share Units. The maximum aggregate number of Shares of Restricted Share Units that may be granted to any one Participant in any Fiscal Year shall be Five Hundred Thousand (500,000) Shares.
(v)	Performance Share-Based Awards. The maximum number of Shares awarded or credited with respect to Performance Share-Based Awards to any one Participant in a single Performance Period may not exceed Five Hundred Thousand (500,000) Shares determined as of the date of payout, or, in the event such Performance Share-Based Awards are paid in cash, the equivalent cash value thereof. (For the avoidance of doubt, this Share number does not include Nonqualified Stock Options or any other Awards listed in this Section 4(b) that are structured to count or that do count as “performance-based compensation” under the exception to the one million dollar ($1,000,000) deduction limitation under Section 162(m) of the Code. Each such Award exception shall have its own separate limitation as provided for above, subject to the overall limitation in Section 4(a) hereof.)

(vi)	Other Share-Based Awards. The maximum number of Shares that may be granted as Other Share-Based Awards in respect of any Fiscal Year shall be Two Hundred Thousand (200,000) Shares or, in the event such Other Share-Based Awards are paid in cash, the equivalent cash value thereof.
(vii)	“Nonemployee Director Awards. During any Fiscal Year, a Participant who is a “Nonemployee Director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code may not receive aggregate compensation for their services as a director, including any cash compensation, other compensation and the value of any Awards under this Plan (based on Award date Fair Market Value), in excess of Two Hundred Fifty Thousand Dollars ($250,000).”

(c) Shares Counted.  Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered, or recorded in book-entry form, to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary contained herein:

(i)	if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the aggregate limit described in Section 4(a);
(ii)	Shares withheld by the Company to satisfy a tax withholding obligation shall count against the aggregate limit described in Section 4(a) and the limits described in Section 4(b);
(iii)	the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued and transferred or recorded and held in book-entry form pursuant to the Plan; and
(iv)	to the extent that any outstanding Award is settled in cash in lieu of Shares, the Shares allocable to such portion of the Award may again be subject to an Award granted under the Plan.

(d) Adjustments.  Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines in its sole discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust, subject to the proviso of Section 2(kk) (definition of Shares) and any other requirements under Code Sections 422, 424, and 409A, any or all of:

(i)	the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted;
(ii)	the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards; and
(iii)	the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right.

(e) Substitute Awards.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(f) Sources of Shares Deliverable under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares; provided, however, if the Company so determines, Shares delivered may consist of Shares purchased in the market.

Section 5. Eligibility.  Any employee of, or consultant to, the Company or any of its Affiliates (including any prospective employee, but not before his hire date), or nonemployee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6. Stock Options.

(a) Grant.  Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option (which shall be fixed on the date of grant and set forth in the applicable Award Agreement), the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Nonqualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. As required by Section 409A, Nonqualified Stock Options shall have a grant price equal to or greater than the Fair Market Value per Share as of the date of grant. Nonqualified Stock Options shall qualify as “performance-based compensation” under Section 162(m) of the Code. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options. No Option shall include any feature for the deferral of income other than the deferral of recognition of income until the later of the exercise or disposition of the Option.

(b) Exercise Price.  The Committee shall determine and establish the exercise price at the time each Option is granted; provided that such exercise price shall be set forth in the applicable Award Agreement and shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; and provided, further, that if the Option is an Incentive Stock Option granted to a Ten Percent Shareholder, the exercise price of the Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of the grant of the Option.

(c) Exercise.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. No Option shall be exercisable more than ten (10) years from the date of grant; provided, however, that in the case of a Ten Percent Shareholder, no Incentive Stock Option shall be exercisable later than the fifth (5th) year anniversary of the date of its grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. To the extent that the aggregate Fair Market Value of the Shares with respect to Options designated as Incentive Stock Options plus the incentive stock options granted by any Affiliate are exercisable for the first time by a Participant during any calendar year under all plans of the Company and Affiliates exceeds one hundred thousand dollars ($100,000), such options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (i) Options shall be taken into account in the order in which they are granted, and (ii) the Fair Market Value of the Shares shall be determined as of the time the Incentive Stock Option or other incentive stock option is granted.

(d) Payment.

(i)	No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made as provided in the Award Agreement:

(A) in cash, or its equivalent, or

(B) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six (6) months and acquired other than through an Incentive Stock Option), or

(C) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price or by a combination of the foregoing;

provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the taxes, if any, required to be withheld.

(ii)	Proof of Share Ownership. Wherever in any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e) Disqualifying Dispositions.  A Participant shall be obligated to give the Company or any Affiliate for which the Participant works notice of any disposition of any Incentive Stock Option prior to the applicable holding periods.

Section 7. Stock Appreciation Rights.

(a) Grant.  Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award (which shall be set on the date of grant and specified in the Award Agreement), the grant price thereof and the conditions and limitations applicable to the exercise thereof. As required by Section 409A, Stock Appreciation Rights shall have a grant price equal to or greater than the Fair Market Value per Share as of the date of grant. Such Stock Appreciation Rights shall qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award; provided that the Stock Appreciation Rights granted in tandem with an Award shall be granted at the same time as the other Award.

(b) Exercise and Payment.  The grant price of a Stock Appreciation Right per Share shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. No Stock Appreciation Right shall be exercisable more than ten (10) years from the date of grant. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof times the number of Shares exercised. The Committee shall determine in its sole discretion whether a Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares.

(c) Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. The Committee may impose such conditions or restrictions on the exercise of any

Stock Appreciation Right as it shall deem appropriate; provided that the Stock Appreciation Right shall not include any feature for the deferral of income other than the deferral of income until the exercise of the Stock Appreciation Right.

Section 8. Restricted Shares and Restricted Share Units.

(a) Grant.  Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Restricted Share Units and Restricted Shares shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) Transfer Restrictions.  Restricted Share Units and Restricted Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreements. Unless otherwise directed by the Committee:

(i)	certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company; or
(ii)	Restricted Shares shall be held at the Company’s transfer agent in book-entry form with appropriate restrictions relating to the transfer of such Restricted Shares.
(iii)	upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative; the transfer agent shall remove the restrictions relating to the transfer of such Shares; or, if so requested by the Participant, the unrestricted certificates or Shares, as applicable, shall continue to be held on behalf of the Participant.

(c) Payment.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities, or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any of Restricted Shares shall be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Restricted Shares, as determined by the Committee and specified in the Award Agreement on the date of grant. Dividends may be credited on Restricted Share Units as additional Restricted Share Units, if so determined by the Committee and specified in the Award Agreement on the date of grant.

Section 9. Performance Share-Based Awards.

(a) Grant.  The Committee shall have sole authority to determine the Participants who shall receive a “Performance Share-Based Award,” which shall consist of a right which is:

(i)	denominated in cash or Shares;
(ii)	valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish; and
(iii)	payable at such time and in such form (in accordance with Section 409A, if applicable) as the Committee shall determine and specify in the Award Agreement on the date of grant.

(b) Terms and Conditions.  Subject to the terms of the Plan and the applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any target Performance Share-Based Award, and the amount and kind of any final payment or transfer to be made pursuant to any Performance Share-Based Award depending upon achievement of Performance Goals.

(c) Payment of Performance Share-Based Awards.  Performance Share-Based Awards may be paid in a lump sum or in installments following the close of the Performance Period as set forth in the Award Agreement on the date of grant.

Section 10. Other Share-Based Awards.

(a) General.  The Committee shall have authority to grant to Participants an “Other Share-Based Award,” which shall consist of any right which is:

(i)	not an Award described in Sections 6 through 9 above; and
(ii)	an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed applicable by the Committee after consultation with legal counsel, with Rule 16b-3 and applicable law, including Section 409A. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Share-Based Award granted under this Plan.

(b) Dividend Equivalents.  In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Share-Based Award under this Section 10 or as an Award granted pursuant to Sections 8 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, or other property on a current or deferred basis consistent with Section 409A; provided, that in the case of Awards with respect to which any applicable Performance Criteria have not been achieved, dividend equivalents may be paid only on a deferred basis, to the extent the underlying Award vests.

Section 11. Performance Compensation Awards.

(a) General.  The Committee shall have the authority, at the time of grant of any Award described in Sections 8 through 10 of the Plan, to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code. (Nonqualified Stock Options and Stock Appreciation Rights are automatically “performance-based compensation.”)

(b) Eligibility.  The Committee will, in its sole discretion, designate within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. Designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) Discretion of Committee with Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) to apply to the Company, and the Performance Formula. Within the first ninety (90) days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) Payment of Performance Compensation Awards.

(i)	Employment Requirement. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)	Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that:

(A) the Performance Goals for such period are achieved; and

(B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Share-Based Award has been earned for the Performance Period.

(iii)	Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.
(iv)	Negative Discretion. In determining the actual size of an individual Performance Share-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.
(v)	Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11; provided that in no event shall any Award granted for a Performance Period be paid later than ninety (90) days following the end of such Performance Period.
(vi)	Maximum Award Payable. As provided in Section 4(a) and Section 4(b) hereof, the maximum Awards payable in Shares to any one Participant under the Plan is limited; or, in the event Awards are paid in cash, the amount is limited to the equivalent cash value on the last day of the Performance Period to which such Award relates. Furthermore, any Award that has been deferred (other than Options and Stock Appreciation Rights that cannot be deferred under Section 409A) shall not increase (between the date as of which the Award is deferred and the payment date):

(A) with respect to the Award that is payable in cash, by a measuring factor for each Fiscal Year greater than a reasonable rate of interest set by the Committee prior to the applicable Fiscal Year; or

(B) with respect to an Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

Section 12. Amendment and Termination.

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan that:

(i)	would materially increase the benefits accruing to Participants under the Plan;
(ii)	would materially increase the number of securities which may be issued under the Plan;
(iii)	would materially modify the requirements for participation in the Plan; or

(iv)	must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ, or, if the Shares are not traded on the NASDAQ, the principal national securities exchange upon which the Shares are traded or quoted;

such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided further, that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder, or beneficiary. No amendment or other action by the Board shall terminate the Plan except in accordance with Section 409A.

(b) Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would impair the rights of any Participant, any holder, or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder, or beneficiary and provided further that no such actions shall accelerate the time and form of payment of an Award except as permitted in accordance with Section 409A.

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events.  Subject to Section 409A, the Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(d) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, after consultation with its advisors, that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Repricing.  Subject to Section 409A, except in connection with a corporate transaction or event described in Section 4(d) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or cancel Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval.

Section 13. Change of Control.

(a) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding Awards granted under this Plan are not assumed, converted, or replaced by the resulting entity in the event of a Change of Control, all outstanding Options and Stock Appreciation Rights shall become fully exercisable, all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable, and any specified Performance Goals with respect to outstanding Awards shall be deemed to be satisfied at target; provided that payment of Restricted and Performance Share-Based Awards or Performance Compensation Awards shall be made in accordance with Section 13(d).

(b) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are assumed, converted, or replaced by the resulting entity in the event of a Change of Control:

(i)	any outstanding Awards that are subject to Performance Share-Based Goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control;
(ii)	each Performance Share-Based Award or Performance Compensation Award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the Award Agreement; and

(iii)	all other Awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the Award Agreement.

(c) Except as otherwise provided in an Award Agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under this Plan are either assumed, converted, or replaced by the resulting entity in the event of a Change of Control, if a Participant’s employment or service is terminated without Cause by the Company or an Affiliate or a Participant terminates his employment or service with the Company or an Affiliate for Good Reason (if applicable), in either case, during the twelve-(12-) month period following a Change of Control, all outstanding Options and Stock Appreciation Rights held by the Participant shall become fully exercisable and all restrictions with respect to outstanding Awards shall lapse and become vested and non-forfeitable.

(d) Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of nonqualified deferred compensation that is subject to Section 409A to be made upon the occurrence of:

(i)	a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A; or
(ii)	a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a Separation from Service.

Any payment that does not comply with the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any performance requirements and substituting the passage of time for any future service requirements and any Performance Periods. If a Change of Control constitutes a “change of control” within the meaning of Section 409A, payment shall be made in a lump sum within ten (10) business days following the Change of Control unless the Award Agreement specifies otherwise. If a termination following a Change of Control qualifies as a Separation from Service, distribution will be made in a lump sum within sixty (60) days following the Separation from Service date unless the Award Agreement specifies otherwise.

Section 14. General Provisions.

(a) Nontransferability.

(i)	Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.
(ii)	No Award may be sold, assigned, alienated, pledged, attached, or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

(b) No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, holders, or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Share Restrictions.  Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable

Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates or cause its transfer agent to put a legend or legends on book-entry Shares to make appropriate reference to such restrictions.

(d) Withholding.

(i)	A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due, or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment, or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
(ii)	Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six (6) months and acquired other than through an Incentive Stock Option) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability, subject to procedures established by the Committee or the Company before and after the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016.

(d) Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability, or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(e) Electronic Delivery and Acceptance.  The Company may electronically deliver documents related to current or future participation in the Plan and may request Participants’ consent to participate by electronic means. Participants may consent to receive documents by electronic delivery and agree to participate in the Plan through the Company’s on-line system or any other on-line system or electronic means that the Company may decide, in its sole discretion, to use in the future.

(f) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in any applicable employment contract or agreement.

(h) No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

(i) Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(j) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder, or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(l) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(n) Deferrals.  In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A.

(o) Beneficiary Designations.  Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to, or exercised by, the Participant’s executor or legal representative.

(p) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15. Compliance with Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the early income inclusion and additional tax, penalty, and interest provisions do not apply to Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c) If, at the time of a Participant’s Separation from Service, (i) the Participant shall be a Specified Employee and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) and that no exemption or exclusion shall apply, the payment of which is required to be delayed pursuant to the six-(6-) month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, with interest, on the earlier of the first business day of the seventh month following the Separation from Service date or within sixty (60) days following the date of death.

(d) Notwithstanding any provision of this Plan and grants hereunder to the contrary, if permitted under Section 409A, the Company shall amend this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (.including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan.

(a) Effective Date.  The Plan shall be effective as of the date of its approval by the Board (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company.

(b) Expiration Date.  No grant will be made under this Plan more than ten (10) years after the Effective Date, but all grants made on or prior to such Effective Date will continue in effect thereafter subject to the terms thereof and of this Plan.

* * *

LIMONEIRA COMPANY

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Pacific Standard Time, on March 24, 2017.

Vote by Internet

- Go to **www.investorvote.com/LMNR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR ALL" for Proposal 1, "FOR" proposals 2, 3, 5, 6 and 7 and for every "1 YEAR" on Proposal 4.

1. ELECTION OF DIRECTORS: **FOR ALL nominees listed below** ☐ **WITHHOLD AUTHORITY to vote for all nominees listed below** ☐ **EXCEPTIONS** ☐ **CUMULATIVE VOTING ELECTIONS** ☐

Director Nominee Name	Number of Votes
01 - Elizabeth Blanchard Chess	____________ Votes FOR
02 - Donald R. Rudkin	____________ Votes FOR
03 - Robert M. Sawyer	____________ Votes FOR
Total Votes Cast:	

INSTRUCTIONS: To withhold authority to vote for any individual nominee or nominees, mark the "EXCEPTIONS" box above and strike a line through the name(s) of the nominee(s).

If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the "CUMULATIVE VOTING ELECTION" box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes cast on this proxy may not exceed the number of votes you are entitled to times three. For example, if you own 100 shares, you are entitled to cast 300 votes for director nominees. However, if you have cast your proxy for the other above choices, do not complete this table.

Proposal	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accounting firm of Limoneira Company for the year ending October 31, 2017.	☐	☐	☐
3. ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

8. OTHER BUSINESS. In their discretion, the proxies are authorized to vote in favor of such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors, at present, knows of no other business to be presented by or on behalf of Limoneira Company or the Board of Directors at the meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02I3OE

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on March 28, 2017.
The Notice of the Annual Meeting of Stockholders, Proxy Statement and the Annual Report for the fiscal year ended October 31, 2016 are available at: **www.limoneira.com**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LIMONEIRA COMPANY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 28, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harold S. Edwards and Joseph D. Rumley, and each of them, as the attorneys, agents and proxies of the undersigned with full power of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of Limoneira Company to be held at Museum of Ventura County Agriculture Museum, 926 Railroad Avenue, Santa Paula, CA 93060 on Tuesday, March 28, 2017 at 10:00 a.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 5, 6 AND 7, AND FOR EVERY "1 YEAR" FOR PROPOSAL 4, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ALL DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS IN PROPOSAL 1, "FOR" PROPOSALS 2, 3, 5, 6 AND 7, AND FOR EVERY "1 YEAR" FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY OTHER ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.

(Continued and to be marked, dated and signed, on the other side)

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.